                                                                 EXHIBIT 4(a)(2)

================================================================================




                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.


                                       TO


                  THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS,
                                                           AS TRUSTEE


                               ------------------



                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF OCTOBER 1, 1951


                               ------------------



                ISSUE OF FIRST MORTGAGE BONDS, SERIES B, 3 3/4%,

                                       AND

                     FIRST MORTGAGE BONDS, SERIES C, 3 3/4%

                               DUE OCTOBER 1, 1976


                               ------------------



             SUPPLEMENTAL TO INDENTURE OF MORTGAGE AND DEED OF TRUST
                            DATED AS OF JULY 1, 1950




================================================================================
                   PRESS OF ALLEN, LANE & SCOTT, PHILADELPHIA

                               TABLE OF CONTENTS*

                                  -----------


                                                                                             PAGE
PARTIES ........................................................................................1
RECITALS .......................................................................................1
FORM OF COUPON BOND OF SERIES B AND SERIES C ...................................................2
FORM OF COUPON FOR BONDS OF SERIES B AND SERIES C ..............................................9
FORM OF REGISTERED BOND WITHOUT COUPONS OF SERIES B AND SERIES C ..............................10
RECITAL OF COMPLIANCE WITH LEGAL REQUIREMENTS .................................................16
GRANTING CLAUSES ..............................................................................17
DESCRIPTION OF PROPERTY .......................................................................18
GENERAL AND AFTER-ACQUIRED PROPERTY CLAUSES ...................................................64
APPURTENANCES, ETC . ..........................................................................66
PROPERTIES EXCEPTED FROM LIEN OF INDENTURE ....................................................66
HABENDUM ......................................................................................84
SUBJECT CLAUSE ................................................................................84
GRANT IN TRUST ................................................................................85
DEFEASANCE CLAUSE .............................................................................85
COVENANT CLAUSE................................................................................85

                                           ARTICLE I.

                     DESCRIPTION OF BONDS OF SERIES B AND BONDS OF SERIES C.

SEC. 1.1.     Description of Bonds of Series B ................................................85
SEC. 1.2.     Description of Bonds of Series C ................................................87

                                           ARTICLE II.

                     SINKING AND IMPROVEMENT FUND FOR BONDS OF SERIES B AND
                                        BONDS OF SERIES C.

SEC. 2.1.     Covenant to deposit certain amount with Trustee as sinking fund for Bonds of Series B .....................................................................88
SEC. 2.2.     Covenant to deposit certain amount with Trustee as sinking fund for Bonds of Series C .....................................................................90
SEC. 2.3.     Cancellation of Bonds acquired through sinking fund .............................92
SEC. 2.4.     Compensation and reimbursement of Trustee for administration of sinking fund ............................................................................92

------------------
     * The table of contents is not a part of the Indenture as executed.

                                  ARTICLE III.

                        AMENDMENTS OF ORIGINAL INDENTURE.


                                                                                             PAGE
SEC. 3.1.  Section 1.03 (viii) amended .........................................................92
SEC. 3.2.  Section 2.07 amended ................................................................93
SEC. 3.3.  Section 2.10 amended ................................................................93
SEC. 3.4.  Section 4.04 amended ................................................................93
SEC. 3.5.  Section 5.07 amended ................................................................93
SEC. 3.6.  Section 5.10 amended ................................................................93
SEC. 3.7.  Line 2 of Section 5.20 amended ......................................................94
SEC.       Section 5.20 amended by addition to last line covering additions to earned surplus .............................................................................94
SEC. 3.9.  Sections 8.02 and 15.01 amended .....................................................94
SEC. 3.10. Application of Section 5.15 limited .................................................95
SEC. 3.11. First Supplemental Indenture exempted from Section 17.02 of original
           Indenture ...........................................................................95
SEC. 3.12. New Sections 5.24 and 5.25 added to Article V of original Indenture .................95
SEC. 3.13  Reference to certain additions to and amendments of "Saving and Excepting"
           clauses of original Indenture .......................................................96

                                   ARTICLE IV.

                   STAMPING AND REVISION OF BONDS OF SERIES A.

SEC. 4.1.  Form of stamping ....................................................................96
SEC. 4.2.  Revision of Bonds of Series A .......................................................96

                                   ARTICLE V.

                                 MISCELLANEOUS.

SEC. 5.1.  Lien of Indenture ...................................................................97
SEC. 5.2.  Original Indenture confirmed as supplemented ........................................97
SEC. 5.3.  Trustees liabilities limited to original Indenture as supplemented ..................97
SEC. 5.4.  Counterparts of First Supplemental Indenture ........................................97
SEC. 5.5.  Date of First Supplemental Indenture ................................................97

TESTIMONIUM ....................................................................................98
EXECUTION ......................................................................................98
ACKNOWLEDGMENTS ................................................................................99
RECORDING DATA .................................................................................102

         FIRST SUPPLEMENTAL INDENTURE, dated as of October 1, 1951, between CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Louisiana (hereinafter sometimes called the "Company"), party of the first part, and THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee under the Indenture of Mortgage hereinafter mentioned (hereinafter sometimes called the "Trustee"), party of the second part.

         WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage (hereinafter called "Original Indenture"), dated as of July 1, 1950, to the Trustee, to secure the Company's First Mortgage Bonds, limited to $100,000,000 aggregate principal amount at any one time outstanding and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture, and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof except as therein otherwise provided; and

         WHEREAS, the Company has heretofore issued under the Original Indenture $5,500,000 principal amount of its First Mortgage Bonds, Series A, 3%, of which $5,445,000 principal amount remains outstanding as of the date of this supplemental indenture (hereinafter called "First Supplemental Indenture"), the Original Indenture as amended or supplemented by all indentures supplemental thereto, including this First Supplemental Indenture (being hereinafter referred to as the "Indenture"); and

         WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds to be substantially in the forms set forth therein with such omissions, variations, and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

         WHEREAS, the Company by appropriate corporate action in conformity with the terms of the Original Indenture has duly determined to create a second and third series of bonds under the Indenture to be designated, respectively, as "First Mortgage Bonds, Series B, 3 3/4%" (herein sometimes called the "bonds of Series B"), and "First Mortgage Bonds, Series C, 3 3/4%" (herein sometimes called the "bonds of Series C"), which said series are to have the same terms and conditions except as to certain redemption provisions and which said bonds of Series B and Series C, and the interest coupons to be attached to the coupon bonds of said series, are to be substantially in the following forms, respectively:

                 [FORM OF COUPON BOND OF SERIES B AND SERIES C]

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                  First Mortgage Bond, Series *        , 3 3/4%

                               Due October 1, 1976

No.                                                                       $1000

         CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation organized and existing under the laws of the State of Louisiana (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer, or, if this bond be registered as to principal, to the registered holder hereof, on October 1, 1976, at the office or agency of the Company in the City of New Orleans, Louisiana, One Thousand Dollars ($1000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on April 1 and October 1 of each year at the rate of three and three-fourths per centum (3 3/4%) per annum at such

------------------
     * The letter "B" to be inserted in bonds of Series B, and the letter "C' to be inserted in bonds of Series C, in all places in the bonds where such designations are left blank.

office or agency in like coin or currency, from October 1, 1951, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, but only upon presentation and surrender of the coupons for such interest installments as are evidenced thereby, hereto appertaining, as they shall severally mature, and at the highest rate of interest borne by any of the bonds outstanding under the Indenture hereinafter referred to, from such date of maturity until the obligation of the Company with respect to payment of the principal hereof, and premium, if any, shall have been discharged.

     This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to One Hundred Million Dollars ($100,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (herein called the "Original Indenture") dated as of July 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE OF NEW ORLEANS, as Trustee (hereinafter called the "Trustee"), as supplemented and amended by a First Supplemental Indenture dated as of October 1, 1951, executed by the Company to the Trustee, to which Original Indenture, First Supplemental Indenture and all other indentures supplemental thereto (said Original Indenture as so sup-plemented and amended being herein called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture
and designated therein as "First Mortgage Bonds, Series     3 3/4% (hereinafter
referred to as the "bonds of Series  * ").

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (I) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The coupon bonds of Series * are issuable in the denomination of $1,000. The registered bonds without coupons of Series * are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of New Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggregate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

         The bonds of Series * are entitled to the benefit of the Sinking and Improvement Fund provided for in Article H of the First Supplemental Indenture.

         The bonds of Series * may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive calendar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of said City of New Orleans, the first publication in each case to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series * at the time outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture.

To be
inserted
in Bonds
of Series B.

                  If redeemed by the application of moneys in the Sinking and Improvement Fund for bonds of Series B provided for in Article H of the First Supplemental Indenture or moneys in the Depreciation Fund provided for in Section 5.07 of the Indenture or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series B are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the redemption price at the time applicable, as set forth in Column A of the following schedule, and if redeemed otherwise than by the application of such moneys, the bonds of Series B are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in Column B of the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

                                                                Redemption Price
                                                         (Percentage of Principal Amount)
                                                         --------------------------------
             If redeemed during the period                   Col. A          Col. B
         -------------------------------------              ---------       ---------
         October 2, 1951 - September 30, 1952......           108.41          111.00
         October 1, 1952 - September 30, 1953......           108.18          110.00
         October 1, 1953 - September 30, 1954......           107.94          110.00
         October 1, 1954 - September 30, 1955......           107.69          110.00
         October 1, 1955 - September 30, 1956......           107.44          109.00
         October 1, 1956 - September 30, 1957......           107.18          109.00
         October 1, 1957 - September 30, 1958......           106.91          109.00
         October 1, 1958 - September 30, 1959......           106.63          109.00
         October 1, 1959 - September 30, 1960......           106.35          108.00
         October 1, 1960 - September 30, 1961......           106.05          108.00
         October 1, 1961 - September 30, 1962......           105.75          107.00
         October 1, 1962 - September 30, 1963......           105.44          107.00
         October 1, 1963 - September 30, 1964......           105.12          107.00
         October 1, 1964 - September 30, 1965......           104.79          106.00
         October 1, 1965 - September 30, 1966......           104.45          106.00
         October 1, 1966 - September 30, 1967......           104.10          106.00
         October 1, 1967 - September 30, 1969......           103.74          105.00
         October 1, 1968 - September 30, 1969......           103.38          105.00
         October 1, 1969 - September 30, 1970......           103.00          104.00
         October 1, 1970 - September 30, 1971......           102.60          104.00
         October 1, 1971 - September 30, 1972......           102.20          103.00
         October 1, 1972 - September 30, 1973......           101.79          103.00
         October 1, 1973 - September 30, 1974......           101.36          102.00
         October 1, 1974 - September 30, 1975......           100.92          101.00
         October 1, 1975 - September 30, 1976......           100.47          100.50

To be
inserted
in Bonds
of Series C.

                  If redeemed by the application of moneys in the Sinking and Improvement Fund for bonds of Series C provided for in Article II of the First Supplemental Indenture or moneys in the Depreciation Fund provided for in Section 5.07 of the Indenture or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series C are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts at the principal amount thereof together with accrued interest to the date fixed for redemption, without premium, and if remoneys,otherwise than by the application of such the bonds of Series C are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

                                                             Redemption Price
                                                              (Percentage of
             If redeemed during the period                   Principal Amount)
         ------------------------------------                ------------------
         October 2, 1951 - September 30, 1952................      103 2/8
         October 1, 1952 - September 30, 1953................      103
         October 1, 1953 - September 30, 1954................      102 7/8
         October 1, 1954 - September 30, 1955................      102 3/4
         October 1, 1955 - September 30, 1956................      102 5/8
         October 1, 1956 - September 30, 1957................      102 1/2
         October 1, 1957 - September 30, 1958................      102 1/2
         October 1, 1958 - September 30, 1959................      102 3/8
         October 1, 1959 - September 30, 1960................      102 1/4
         October 1, 1960 - September 30, 1961................      102 1/8
         October 1, 1961 - September 30, 1962................      102
         October 1, 1962 - September 30, 1963................      101 7/8
         October 1, 1963 - September 30, 1964................      101 3/4
         October 1, 1964 - September 30, 1965................      101 5/8
         October 1, 1965 - September 30, 1966................      101 1/2
         October 1, 1966 - September 30, 1967................      101 3/8
         October 1, 1967 - September 30, 1968................      101 1/4
         October 1, 1968 - September 30, 1969................      101 1/8
         October 1, 1969 - September 30, 1970................      101
         October 1, 1970 - September 30, 1971................      100 7/8
         October 1, 1971 - September 30, 1972................      100 3/4
         October 1, 1972 - September 30, 1973................      100 5/8
         October 1, 1973 - September 30, 1974................      100 1/2
         October 1, 1974 - September 30, 1975................      100 1/4
         October 1, 1975 - October 1,1976....................      100

If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

         The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in the principal amount of the bonds outstanding to annul such declaration.

         This bond is negotiable and shall pass by delivery unless registered as to principal at the office or agency of the Company in said City of New Orleans, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer, be treated as negotiable and pass by delivery. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the bearer of this bond if it is not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name this bond is registered, as the absolute owner hereof, and the bearer of any coupon hereunto appertaining, as the absolute owner thereof, whether or not this bond or such coupon shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         Neither this bond nor the coupons hereto attached shall become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.


      In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, and this bond to be dated October 1, 1951.

                                     CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                                        By

                                                                President.
Attest:

                       Secretary.

           (Form of Coupon for Bonds of Series * )

                                                                          $18.75

On the first day of    , 19 , unless the bond hereinafter mentioned shall have
been called for previous redemption and payment of the redemption price thereof shall have been duly provided for, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. will pay to bearer, upon surrender of this coupon, at its office or agency in the City of

New Orleans, Louisiana, Eighteen Dollars and Seventy-five Cents in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, being six months' interest then due
on its First Mortgage Bond, Series *     , 3 3/4 %, No.      .

                                                                      Treasurer.

               [FORM OF REGISTERED BOND OF SERIES B AND SERIES C.]

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                   First Mortgage Bond, Series *    , 3 3/4%,

                               Due October 1, 1976

No.                                                                   $

         CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation organized and existing under the laws of the State of Louisiana (herein after called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay
to             or registered assigns on October 1, 1976, at the office or agency
of the Company in the City of New Orleans, Louisiana, Dollars ($          ) in
such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on April 1 and October 1 of each year, at the rate of three and three-fourths per centum (3 3/4%) per annum., at such office or agency, in like coin or currency, from the interest payment date next preceding the date of this bond, or if this bond be dated prior to April 1, 1952 then from October 1, 1951, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Indenture hereinafter referred to, from such date of maturity until the obligation of the Company with respect to payment of the principal hereof, and premium, if any, shall have been discharged.

         This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to One Hundred Million Dollars ($100,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accord ance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (herein called the "Original Indenture") dated as of July 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, as Trustee (hereinafter called the "Trustee"), as supplemented and amended by a First Supplemental Indenture dated as of October 1, 1951, executed by the Company to the Trustee, to which Original Indenture, First Supplemental Indenture and all other indentures supplemental thereto (said Original Indenture as so supplemented and amended being herein called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and
designated therein as "First Mortgage Bonds, Series*      , 3 3/4%" (hereinafter
referred to as the "bonds of Series*      ").

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (I) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The coupon bonds of Series* are issuable in the denomination of $1,000. The registered bonds without coupons of Series* are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of New Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggregate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

         The bonds of Series* are entitled to the benefit of the Sinking and Improvement Fund provided for in Article II of the First Supplemental Indenture.

         The bonds of Series* may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive calendar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of said City of New Orleans, the first publication in each case to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series
* at the time outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture.

To be
inserted
in bonds
of Series B.

                        If redeemed by the application of moneys in the Sinking
                   and Improvement Fund for bonds of Series B, provided for in
                   Article II of the First Supplemental Indenture or moneys in the Depreciation Fund provided for in Section 5.07 of the Indenture or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series B are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the redemption price at the time applicable, as set forth in Column A of the following schedule, and if redeemed otherwise than by the application of such moneys, the bonds of Series B are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in Column B of the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

                                         (There will be inserted
                                here in all registered bonds without
                                coupons of Series B, the same tables
                                of redemption prices and
                                corresponding dates as are specified
                                for such redemption in the form of
                                coupon bond of Series B hereinbefore
                                set forth.)

To be
inserted
in bonds
of Series C.


                  If redeemed by the application of moneys in the Sinking and Improvement Fund for bonds of Series C provided for in Article II of the First Supplemental Indenture or moneys in the Depreciation Fund provided for in Section 5.07 of the Indenture or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series C are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts at the principal amount thereof together with accrued interest to the date fixed for redemption, without premium, and if redeemed otherwise than by the application of such moneys, the bonds of Series C are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in the following schedule, together with, in each ease, interest accrued to the date fixed for redemption:

                                     (There will be inserted
                            here in all registered bonds without
                            coupons of Series C, the same table
                            of redemption prices and
                            corresponding dates as are specified
                            for such redemption in the form of
                            coupon bond of Series C hereinbefore
                            set forth.)

If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

         The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture.

          The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in the principal amount of the bonds outstanding to annul such declaration.

          This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in said City of New Orleans, upon surrender and cancellation of this bond, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Indenture, and thereupon, a new registered bond or bonds without coupons of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Indenture. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

          This bond shall not become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and this bond to be dated

                                     CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                                        By

                                                                  President.

Attest:

                        Secretary.

and

         WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the bonds of Series B and Series C, when executed by the Company and authenticated by the Trustee, as in the Original Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the said Original Indenture and indentures supplemental thereto, have been performed; and

         WHEREAS, provision is made in Sections 5.10 and 17.01 of the Original Indenture for such further instruments and indentures supplemental to the Original Indenture, as may be necessary or proper to carry out more effectually the purposes of the Original Indenture, and to subject to the lien of the Original Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clauses thereof, and to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of the bonds, and to set forth the terms and provisions of any series of bonds to be issued under the Original Indenture and the form of the bonds and coupons of such series; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this First Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue bonds of Series B and Series C; and the Company desires to amend certain provisions of the Original Indenture and to obtain the release of certain parcels of land from the lien of said Indenture without compliance with the terms of said Indenture, as hereinafter provided; and the Company therefore deems it advisable to enter into this First Supplemental Indenture in the form and terms hereof; and

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and the holders of all of the bonds outstanding under the Original Indenture have duly consented to the amendments of certain provisions of the Original Indenture and to the release of certain parcels of land from the lien of said Indenture without compliance with the terms of said Indenture, as hereinafter provided, and all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form And terms hereof, have been in all respects duly authorized;

         Now, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
That Central Louisiana Electric Company, Inc., by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of the principal of, the premium, if any, and the interest on all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, and of said bonds, has executed and delivered this First Supplemental Indenture, and hath granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm, unto The National Bank of Commerce in New Orleans, as Trustee, and to its successors in the trust, and to its and their assigns forever, all the following described properties of the Company, that is to say:
         All property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property now owned or hereafter acquired as is expressly excepted from the lien of the Indenture by the terms of the Original Indenture or this First Supplemental Indenture).
         The property covered by the lien of the Indenture shall include particularly, among other property, without prejudice to the general and particular descriptions of property contained in the Original Indenture or this First Supplemental Indenture or to the generality of the language in the Original Indenture or hereinbefore or hereinafter contained, the following described property:

                                       I.

    THE FOLLOWING DESCRIBED REAL ESTATE, TOGETHER WITH ALL IMPROVEMENTS THEREON, SITUATED IN THE STATE OF LOUISIANA:

                   Parcel 1. A certain tract or parcel of land within the corporate limits of the Town of Slidell, Parish of St. Tammany, consisting of Lots Twelve (12), Thirteen (13), Fourteen (14), Fifteen
         (15), Sixteen (16) and Seventeen (17), the West side of said land being One Hundred Fifty (150) feet in length and bounded by Harvey Boulevard, the South side being Three Hundred Thirty-six and three-tenths (336.3) feet in length and bounded by Florida Street, the East side being One Hundred Forty-one (141) feet in length and bounded by Fourth Street, the north side being Three Hundred feet (300) in length and bounded by Lots Eleven (11) and Eighteen (18) according to the latest plan of said land being in Square One (1) in the Northeast Quarter (NE 1/4) of Section Ten (10), Township 9 South, Range Fourteen (14) East.

         Parcel 2. A certain tract of land in the Town of Slidell, St. Tammany Parish; Lots Eighteen (18) and Nineteen (19) in

Square One (1) of the Brugier Addition to the said Town; each of said lots measures Forty-seven and three-tenths (47.3) feet on Fourth Street and extends toward Harvey Boulevard as follows: Lot Eighteen (18) a distance of One Hundred Forty-nine (149) feet; Lot Nineteen (19) a distance of One Hundred Eighteen
(118) feet; said Square One (1) is bounded on the North by Hall Avenue; on the South by Florida Avenue, on the East by Fourth Street and on the West by Harvey Boulevard.

         Parcels 1 and 2 being part of the property acquired by Louisiana Public Utilities Co., Inc., from Slidell Ice & Light Co. by Act passed before L. V. Cooley, Jr., Notary Public, Parish of St. Tammany, dated October 31, 1925, registered in the conveyance records of St. Tammany Parish in Book 90, Folio 573.

         Parcels 1 and 2 have located thereon an electric generating plant.

         Parcel 3. A parcel of land lying and being situated in the Northwest corner of Section Ten (10) in the Town of Slidell, St. Tammany Parish, Louisiana, and more fully described as follows, to-wit: From the intersection of the West boundary line of Section Ten with the Bayou Lacombe Road or road going to the C. C. C. Camp, go South 400 feet; thence East 115 feet; thence North 400 feet; thence West 115 feet along said Bayou Lacombe Road to the point of beginning, as described in release by holder of mortgage note in M. 0. B. 63, folio 367 of the official records of St. Tammany Parish, Louisiana, also being a part of the same property as acquired by the said Paul W. Rivet from the said Brugier Realty & Investment Co., Inc., per deed recorded in C. 0. B. 119, folio 393 and M. 0. B. 51, folio 622 by the said corporation from Mrs. Josephine E. Brugier per deed recorded in C. 0. B. 99 folio 241.

         Being the same property acquired by Louisiana Public Utilities Co., Inc. from Paul W. Rivet by Act before Gus A. Fritchie, Notary Public for the Parish of St. Tammany, dated November 21, 1942, recorded in the Conveyance Records of St. Tammany Parish on December 10, 1942, in Conveyance Book 157, page 341.

         There is located on Parcel 3 above described an electric substation.

         Parcel 4. A certain piece or parcel of land in the Town of Covington, St. Tammany Parish, in the John Collins Spanish Grant No. 41, Township 6 South, Range Eleven (11) East,

Greensburg District, and being part of what is known as Square No. Five (5) of that part of the Town of Covington designated as Morgan Commerce and Virtue, more fully described as commencing at point "A" which is an iron stake set at the Southwest corner of said Square Five (5) and the intersection of the North line of Theard Avenue with the East line of Topaz Street, thence North-westerly along the East line of Topaz Street Two Hundred Two (202) feet Six (6) inches to point "B"; thence at right angles Easterly One Hundred Seventy-two (172) feet to a point "C"; thence at right angles Northerly Thirty (30) feet to a point "D"; thence at right angles Easterly One Hundred Twenty-eight (128) feet to a point "E" on the West line of Ruby Street; thence at right angles Southerly along the West line of Ruby Street Two Hundred Thirty-two (232) feet Six (6) inches to point "F" on the North line of Theard Avenue; thence Westerly along the North line of Theard Avenue Three Hundred (300) feet to "A".

         There is located on said Parcel 4 above described an electric plant.

         Parcel 5. A certain parcel of ground in the Town of Mandeville, St. Tammany Parish, designated as Lots Eight (8) and Nine (9) in Square 49, bounded by Villerie, Girod, Montgomery Streets and Marigny Avenue, which said lots measure each Forty (40) feet front on Villerie Street by a depth of One Hundred Forty (140) feet between parallel lines forming the corner of Villerie and Penn Streets as will more fully appear by reference to subdivision of said Square No. Forty-nine (49) made by Joseph Pugh C. E. dated March 6, 1909, according to which plan Penn Street runs through said Square from Villerie to Montgomery Street.

         There is located on said Parcel 5 above described a substation.

         Parcels 3, 4 and 5 being part of the property acquired by Louisiana. Public Utilities Co., Inc., from St. Tammany's Ice and Mfg. Co., Inc., by Act of Sale dated February 6, 1926, recorded in C.O.B. 92, folio 189 of the records of St. Tammany Parish.

         Parcel 6. A parcel of real estate in the Town of Mandeville, Parish of St. Tammany, designated as Lots Six (6) and Seven (7) in Square bounded by Villerie, Girod, Montgomery Streets and Marigny Avenue, which said lots measure Forty (40) feet front on Villerie Street by a depth of One Hundred Forty (140) feet between parallel lines forming the corner of Villerie and Penn Streets as will more fully appear by reference to a subdivision of said Square Forty-nine (49) made by Joseph Pugh, C.E. dated March 6, 1909, according to which plan Penn Street runs through said Square from Villerie to Montgomery Street.

         Being the same property acquired by Louisiana Public Utilities Co. Inc. from Samuel P. Ross by Act before J. Monroe Simmons, Notary Public for the Parish of St. Tammany, dated August 11, 1927, registered C.B.O. 100, Folio 307 of the records of St. Tammany Parish.

         There is located on Parcel 6 above described an old ice plant building.

         Parcel 7. All that part of Lot One Hundred Sixty-seven (167) of Square Forty-two (42) in the Town of Franklinton, Washington Parish, as per plat of said town on file in the office of the Clerk of Court described as follows:
Beginning at the Southeast corner of said Lot One Hundred Sixty-seven (167) (which is the southeast corner of Square 42) and runs a northerly course along the West line of Hancock Street Fifty (50) feet to corner; thence Westerly parallel with the North side of Mills Street One Hundred (100) feet to corner; thence South course parallel with West side of Hancock Street Fifty (50) feet to north side of Mills Street; thence Easterly course along North side of Mills Street to place of beginning.

         Parcel 7 being the same property acquired by Louisiana Public Utilities Co. Inc., from Franklinton Light & Power Co. Inc. by Act passed before Magee W. Ott, Notary Public, for the Parish of Washington, dated December 12, 1925, and registered in the conveyance records of Washington Parish, Book 46, folio 142.

         There is located on said Parcel 7 above described an electric plant.

         Parcel 8. A certain tract of land within the corporate limits of the Town of DeRidder, Parish of Beauregard, consisting of the following: Beginning at a stake in the South line of Section Thirty-three (33), Township Two (2) South, Range Nine (9) West of the Louisiana Meridian at a point Two Hundred Eighteen and five-tenths (218.5) feet West of the Southeast corner of said section; thence West along the South line thereof Two

Hundred Ninety-five and One-tenth (295.1) feet to the point of intersection of said section line with the East boundary line of the right-of-way of the Kansas City Shreveport and Gulf Ry. Co. stake at intersection; thence Northerly along said right-of-way line and parallel with and Fifty (50) feet from the center line of the main track of said railway a distance of Two Hundred Ninety-five and one-tenth (295.1) feet to a stake in the said line for corner; thence East Two Hundred Ninety-five and one-tenth (295.1) feet to stake for corner; thence South Three Degrees Fifteen Minutes (3(degree) 15') West Two Hundred Ninety-five and one tenth (295.1) feet to the beginning and containing Two (2) acres more or less, var. Six Degrees Thirty Minutes (6(degree) 30') East.

         Parcel 8 being the same property acquired by the Louisiana Public Utilities Co. Inc. from DeRidder Light & Power Plant by act before Ped C. Kay, Notary Public for the parish of Beauregard dated December 15, 1925, and registered in the conveyance records of Beauregard Parish, in Book 33, under entry No. 24668.

         There is located on said Parcel 8 above described an electric sub-station.

         Parcel 9. A certain tract of land within the corporate limits of Leesville, Parish of Vernon, beginning Sixty-six (66) feet North of the Northwest corner of Block Twenty-three (23) of the new survey of the Town of Leesville, said point being Three Hundred Thirty-five and one-tenth (335.1) feet East of the Kansas City Southern Railway Company's right-of-way along the North line of Mechanic Street of said town and thence running North Six Hundred Nine
(609) feet to a point Twenty-five (25) feet South of spur track connecting the Kansas City Southern Railway and the Leesville East and West railroad; thence in a southeasterly direction along the right-of-way of said spur track a distance of Nine Hundred Fifty and Six-tenths (950.6) feet: thence South One Hundred Seventy and Five-tenths (170.5) feet; thence West Nine Hundred Thirteen and Nine-tenths (913.9) feet to the point of beginning, the said tract being in the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of Section Fourteen
(14), Township Two (2) North, Range Nine (9) West, and containing 8.61 acres more or less.

         Parcel 9 being part of the same property acquired by Louisiana Public Utilities Co. Inc., from Samuel R. Morgan by Act before W. W. Thompson,
Notary Public of the Parish of Vernon,
dated December 15, 1925, and registered in the conveyance records of Vernon Parish in Book 72, folio 481.

         There is located on Parcel 9 above described an ice plant, water wells, pump, reservoir, and an electric substation.

         Parcel 10. The West One-Half (W1/2) of a four (4) acre lot designated as the four-acre lot on the Crosby Subdivision as per map of the same as recorded in Book 3, page 137 of conveyance. records, De Soto Parish, less the right-of-way of the Kansas City Southern Railroad Company in the Town of Mansfield.

         Parcel 10 being part of the property acquired by Louisiana Public Utilities Co. Inc. from Mansfield Light & Power Company by act before Inie Adams, Notary Public for the parish of De Soto, registered in the conveyance records of De Soto Parish on the 22nd day of August, 1927, under entry #59436.

         There is located on said Parcel 10 above described a gas regulator station and warehouse.

         Parcel 11. A certain parcel of real estate in the Town of Franklinton, Parish of Washington described as: A parcel of land within the corporate limits of the Town of Franklinton and being in Jesse Day Headright No. 53 Township Two
(2) South, Range Ten (10) East, St. Helena Meridian, described as follows, to-wit: Commencing at the intersection of the East margin of Lee Street and the North margin of Carter Street and running South Seven and One-half Degrees (7 1/2(degree)) East along the East margin of Lee Street extended a distance of Forty (40) feet to a stop, the point of beginning. From said point of beginning running South Seven and one-half Degrees (7 1/2(degree)) East along the East margin of Lee Street extended One Hundred (100) feet to a corner; thence at right angles to the left or North Eighty-two and One-half Degrees (82 1/2(degree)) East Fifty (50) feet to a corner; thence at right angles to the left or North Seven and One-half Degrees (7 1/2(degree)) West One Hundred (100) feet to a corner; thence at right angles to the left or South Eighty-two and One-half (82 1/2(degree)) Degrees West Fifty (50) feet to the place of beginning, it being understood that the North and South lines of said land shall be parallel with Carter Street and the East and West lines shall be parallel with the extension of Lee Street.

         Parcel 11 being the same property described in the Deed from Delos R. Johnston to Louisiana Public Utilities Co., Inc. dated March 7, 1931, recorded in Book 58 of conveyances, page 3.

         There is located on said parcel 11 aforesaid a sub-station.

         Parcel 12. A parcel of ground in the Town of Zwolle, Sabine Parish, described as a part of Lot One (1) in Block Five (5) in the Town of Zwolle as per the recorded plan thereof described as: Beginning One Hundred Ten (110) feet East of the Northwest corner of the above described lot; running thence East Thirty (30) feet; thence South Twenty-six (26) feet; thence West Thirty (30) feet; thence North Twenty-six (26) feet to the place of beginning.

         Parcel 12 being the same property conveyed in the Deed from M. L. Corley to Louisiana Public Utilities Co. Inc., dated February 12, 1930, recorded in Book 49 of Conveyances, folio 397.

         There is located on parcel 12 above described a sub-station.

         Parcel 13. A parcel of real estate in the Village of Oberlin, Parish of Allen, described as: Beginning on the North line of Seventh Avenue in said Village of Oberlin, being also the South line of the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section Fifteen (15), Township Five (5) South, Range (4) West of the Louisiana Meridian at a point due North of the West line of Eighth Street in said Village of Oberlin; thence North on an extension of said West line of Eighth Street a distance of Forty (40) feet; thence West Thirty (30) feet; thence South Forty (40) feet to the South line of the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of said Section Fifteen (15) ; thence East along said line thirty (30) feet to the place of beginning. Being the same property as that described in the Deed from Jonathan
T. Funchess to Louisiana Public Utilities Co. Inc. dated September 27, 1927, by act recorded in Book 25, at page 310 of the recorder's office of parish of Allen, Louisiana.

         There is located on said Parcel 13 above described a substation.

         Parcel 14. The following described property in the Town of Zwolle, Sabine Parish, described as Lot Seven (7) in Block Fifteen (15) of the Arkansas Townsite Addition to the Town of Zwolle.

         Being the same property as that described in the Deed from Sabine Lumber Company to Louisiana Public Utilities Co. Inc. dated March 24, 1934, by act recorded under entry No. 66340 of the recorder's office of the parish of Sabine, Louisiana.

         There is located on said Parcel 14 above described an office building.

         Parcel 15. A parcel of land in the Town of Pleasant Hill, Sabine Parish, described as a parcel in Section Twenty-nine (29), Township Ten (10) North, Range Eleven (11) west, beginning at the East corner of Main Street of the T. C. Armstrong property and running North Fifty-five degrees (55(degree)) East One Hundred Forty feet (141'); thence South thirty-five Degrees (35(degree)) East to the property of Dr. R. L. Armstrong; thence South Fifty-five degrees (55(degree)) West to the Texas & Pacific Railway Company; thence North Thirty-five Degrees (35(degree)) West to the Quarter section line between the South-east Quarter (SE1/4) of the Southeast Quarter (SE1/4) and the South-west Quarter (SW1/4) of the South-east Quarter (SE1/4) of said Section Twenty-nine (29); thence North along said Quarter section line to the North line of East Main Street; thence North Thirty-five Degrees (35(degree)) West along the North line of East Main Street to the place of beginning, said property being bounded on the North by the property now or formerly owned by T. C. Armstrong, on the East by the property now or formerly owned by O. L. Sanders, on the South by the property now or formerly owned by Dr. R. L. Armstrong and on the West by the Texas & Pacific Railway Co. right-of-way and Main Street.

         Being part of the property conveyed in the deed from Crystal Ice and Bottle Co. Ltd. to Louisiana Public Utilities Co., Inc. dated March 22, 1927, recorded in the conveyance records of Sabine Parish in Book 43, folio 132.

         There is located on said Parcel 15 above described a substation.

         Parcel 16. The following described property in the Town of Lafayette, Parish of Lafayette, described as a part of the property formerly belonging to
C. Arthur Voorhies North of and adjoining the Voorhies Addition to said City and is situated within the following metes and bounds: Beginning at a point One Hundred Fifty (150) feet South Forty-eight Degrees (48(degree)) East of the Northeast corner of the intersection of La Mar and Stewart Streets, which corner of La Mar and Stewart Streets is Fifty one and Two-tenths (51.2) feet South Forty-eight Degrees (48(degree)) East of the outer edge of the cement sidewalk on the West side of La Mar Street and Fifty-five and Four-tenths (55.4) feet South Forty-eight Degrees (48(degree)) East of the inner edge of the sidewalk and from said point of beginning running North Forty two degrees (42(degree)) East Twenty (20) feet; thence South Forty eight Degrees (48(degree)) East Thirty (30) feet; thence South Forty two Degrees (42(degree)) West Twenty (20) feet; thence North Forty eight degrees (48(degree)) West a distance of Thirty (30) feet, bounded, North, East and West by the property now or formerly of C. Arthur Voorhies and South by Stewart Street.

         Being the same property described in the deed from C. Arthur Voorhies to Louisiana Public Utilities Co., Inc. dated October 28, 1931, recorded in Book D- 10, folio 396.

         There is located on said Parcel 16 above described a regulator system.

         Parcel 17. That certain parcel of ground, situated within the corporate limits of the City of Lafayette, Parish of Lafayette, State of Louisiana, being part of the parcel of ground acquired by the vendor by Act No. 94497 recorded in Book L- 9, page 76 of the recorder's office of the pariah of Lafayette, having a front of one hundred feet (100') on the street dedicated to public use by the Texas Company by act duly recorded, by a depth in parallel lines of sixty feet (60'), the southern line of the parcel of ground described herein being parallel with the southern line of the property of L. Broussard or assigns and Frank Armand, or assigns, situated north of the property described herein; the northeastern corner of the parcel of ground described herein being one hundred ninety two feet (192') south fifty degrees (50(degree)) forty-five minutes (45') east of the southwest corner of the intersection of said street dedicated by the Texas Company, as aforesaid, and Lovers' Lane. This parcel of ground is bounded north by property of L. Broussard, or assigns, and Frank Armand, or assigns, south and west by property of vendor, and east by said dedicated street.

         Being same property acquired by Louisiana Public Utilities Co., Inc. from Lafayette Compress and Warehouse Company, Inc. under an Act of Sale dated October 24, 1931, recorded in Conveyance Book No. D 10, page 405, Entry No. 101423.

         There is located on Parcel 17 a gas metering station.

         Parcel 18. A parcel of land in the Town of Leesville, Vernon Parish, described as: Commencing at the Northwest corner of Block Forty-six (46) of the West Side Addition to the Town of Leesville and running due West Three Hundred Twenty (320) feet; thence North One Hundred Seventy-five (175) feet; thence East Three Hundred Fifty (350) feet to the intersection of the West line of Block Fifty-one (51) of said West Side Addition; thence South along the west line of said West Side Addition One Hundred Seventy-five (175) feet to the place of beginning, said land being situated in the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) of Section Twenty-three (23), Township Two (2) North, Range Nine (9) West.

         Being the same property acquired from P. L. Ferguson by Louisiana Public Utilities Co. Inc. by deed dated April 9, 1930, recorded in Book 89 of Conveyances, folio 187. There is located on said Parcel 18 above described a water standpipe.

         Parcel 19. Real estate in the Town of Mansfield, Parish of De Soto, described as follows: Beginning Two Hundred Twenty-two and Two-tenths (222.2) feet North from the Southeast corner of Block Thirty-five (35) of the Town of Mansfield; thence West One Hundred Ninety-eight (198) feet to the place of be-ginning; thence North Sixty-six (66) feet; thence West One Hundred Ninety-eight
(198) feet; thence South Fifty-five and Nine-tenths (55.9) feet; thence North Eighty-eight degrees Three minutes (881 31); East One Hundred Fifty-seven and Five-tenths (157.5) feet; thence South Fifteen (15) feet; thence East Forty and Five-tenths (40.5) feet to the place of beginning.

         Being the same property as that acquired by Louisiana Public Utilities Co. Inc. from the DeSoto Corporation by Act passed before Helen B. Bennett, Notary Public, Parish of De Soto, dated October 7, 1940, and registered in the conveyance records of De Soto Parish in Book 134, folio 492.

         There is located on said Parcel 19 above described a cooling tower and two substations.

         Parcel 20. Property in the Town of Mansfield, Parish of De Soto, described as follows: Block Thirty-six (36) of the Town of Mansfield, being a lot situated at the corner of Edward and

         Water Streets measuring One Hundred Ninety-eight (198) feet by One Hundred Thirty-two (132) feet.

         Being the same property as that acquired by Louisiana Public Utilities Co. Inc. from Mrs. Mary Sherman Petty et al by Act before S. E. Colvin, Notary Public, for the parish of De Soto, dated August 17, 1927, recorded in the conveyance records of De Soto Parish on August 18, 1927 under entry No. 59407.

         There is located on said Parcel 20 above described an electric plant.

         Parcel 21. A certain tract of land containing 0.17 of an acre, more or less, within the corporate limits of the City of Oakdale, Parish of Allen, described as follows: Beginning at a point 1073 feet east along the center line of Section 10, Township 3 South Range 3 West, and 208.7 feet north of southwest corner of SW/4 NW/4, Section 10, Township 3 South, Range 3 West, thence cast for a distance of 110 feet to the west right of way line of U. S. Highway No. 165, thence southwesterly along the west right of way line of said highway for a distance of 103.6 feet, thence northwesterly at right angles to the west right of way line of U. S. Highway No. 165 for a distance of 75 feet, thence north for a distance of 65 feet to point of beginning, all of the above being located in the SW/4 NW/4, Section 10, Township 3, South, Range 3 West, of the Louisiana Meridian.

         There is located on Parcel 21 above described an oil circuit breaker.

         Parcel 22. A certain lot of ground situated in the town of Kinder, Parish of Allen, Louisiana, in that portion thereof known as "Phillips Addition," and according to the plat of dedication of said addition on file in the office of the recorders of Allen Parish and Calcasieu Parish, Louisiana, is known and designated as lot six of block "D" of said addition, which lot fronts on Eleventh Street, being the same property acquired by Louisiana Public Utilities Co., Inc.
from W. O. Compton under date of July 21, 1945.

         There is located on Parcel 22 above described an electric substation.

         Parcel 23. The following described property in the City of Mansfield, Parish of De Soto, described as:

                   (a) The South Twelve (12) feet by Sixty-nine and ninety-eight hundredths (69.98) feet of Lots Seventeen (17), Eighteen

     (18) and Nineteen (19) in Block Fifteen (15) in Crosby Subdivision, Town of Mansfield.

         (b) Beginning on the North side of Welsh Street where said street intersects the section line between Sections Eight (8) and Nine (9) in Township Twelve (12) North of Range Thirteen (13) West and running West along the said street Fifty (50) feet; thence North between parallel lines to the stream of Bayou Na Bonne Chesse, the said lot being bounded on the South by the continuation of Welsh Street of the Town of Mansfield and on the East by the section line dividing Sections Eight (8) and Nine (9) in said Township and Range, and on the North by the Bayou Na Bonne Cheese and containing a width of Fifty (50) feet.

         (c) Commencing at the intersection of Crosby Street and Polk Street on the South side of Polk Street and on the East side of Crosby Street and running thence East along Polk Street Two Hundred Ten (210) feet for a place of beginning; running thence West Twenty (20) feet; thence South Twenty (20 feet; thence East Twenty (20) feet; thence North Twenty (20) feet to the place of beginning.

         Being the same property as that described in the Deed from Mansfield Gas Co. to Louisiana Public Utilities Co., Inc. dated May 19, 1926, recorded in Book 75 of Conveyances, folio 459. There is located on Parcel 23 above described a gas regulator station.

         Parcel 24. That certain tract or parcel of land lying and being situated in the Village of Cotton Valley, Webster Parish, Louisiana, described as follows, to-wit: Beginning at an iron stake at the Northeast corner of the S.
G. Roby Hotel lot, running thence North twelve (12) degrees, forty-five (45) minutes West, along the West line of the L. & A. Railway right-of-way, two hundred ten (210) feet, thence West three hundred ninety-seven (397) feet, thence South twelve (12) degrees, forty-five (45) minutes East two hundred five
(205) feet, thence East four hundred forty-three (443) feet to place of beginning; and being in the Southwest Quarter (SW1/4) of the Southeast Quarter (SE1/4) and the Southeast Quarter (SE1/4) of the Southwest Quarter (SW1/4) of Section Eight (8), Township Twenty-one (21) North, Range Ten (10) West;

         Being the same property acquired by Gulf Public Service Company from C.
A. Tooke et al, under two acts of sale of date

January 13th 1926, of record in Conveyance Book 70, pages 399 and 400, Reg. No. 21531 and 21532, of date January 27th, 1926, Clerk's. Office, Webster Parish, Louisiana.

         There is located on Parcel 24 above described a water works plant and office building.

         Parcel 25. Lots One (1), Two (2) and Three (3), of Block Nine (9), of Central Park Addition to the Town of Glenmora, Rapides Parish, La.

         Being the same property acquired by Gulf Public Service Company from Glenmora Power Co. Inc., under an act of sale of date December 8th, 1925, of record in Book 137 of Conveyances, Page 173, Ent. No. 107,893, of date December 18th, 1925.

     Parcel 25A. Lots One (1), Two (2) and Three (3), of Block Ten (10), of Central Park Addition to the Town of Glenmora, Rapides Parish, La.

         Being the same property acquired by Gulf Public Service Company from Dufer J. Milner, under an act of sale of date December 18th, 1926, and of record in Book 144 of Conveyances, Page 502, Ent. No. 119,254, of date January 28th, 1927, Clerk's Office, Rapides Parish, Louisiana.

         There is located on Parcels 25 and 25A above described, an electric plant.

         Parcel 26. A certain lot of ground situated in the Village of Campti, Natchitoches Parish, La., containing one-half (1/2) an acre, and being bounded North by Mrs. Saylor, South by property of Gourdon, East by property of Parker and West by a Street, with a line running East and West, splitting the well and cistern as the southern boundary line of said property; being the same property acquired by Gulf Public Service Company from G. E. Atkins, under an Act of sale of date July 1st, 1927, of record in Book 159 of Conveyances, Page 438, of date July 1st, 1927, Natchitoches Parish, Louisiana.

         There is located on Parcel 26 above described an electric plant.

         Parcel 27. That certain tract or parcel of land situated in the Town of Coushatta, Red River Parish, Louisiana, described as follows:

         Beginning at the intersection point of the northerly boundary line of John C. Perrault Grant and the East boundary line of the right of way of the Louisiana Railway & Navigation Company, thence run North 80 degrees East along the line of said Perrault Grant One hundred and Six and 1/10 feet to corner marked by an iron pipe, thence run Southeasterly parallel to the main line of said Railroad Two Hundred and Twelve (212) feet, thence southwesterly perpendicular to the main line of said Railroad One Hundred feet to right of way line of said Railroad, thence northwesterly along said right of way line to point of beginning, being a portion of the John C. Perrault Grant, See. 37, in Township 12 N. Range Ten W.;

         Being the lot acquired by Gulf Public Service Company from C. A. Tooke et al (together with other property), under act of sale of date June 30th, 1927, and of record in Conveyance Book 45, Page 167, of date July 1st, 1927, Clerk's Office, Red River Parish, La.

         There is located on Parcel 27 above described an electric plant.

         Parcel 28. A triangular shaped tract of land containing 1.68 acres, situated in the Northeast quarter (NE1/4) of Section nineteen (19), Township Twelve (12) North, Range ten (10) West, Red River Parish, Louisiana, and being bounded upon the North by property of J. A. Johnson; upon the East and South by the Mansfield Highway and upon the West by property of C. P. Steward; the lines thereof as run out by survey being as follows:

         From the intersection of sections Seventeen (17), Eighteen (18), Nineteen (19), and Twenty (20), in Township Twelve (12) North, Range Ten (10) West of Red River Parish, Run West along the North line of Section Nineteen (19) a distance of One Thousand and Seven Feet (1007') to an Iron Pipe, which marks the point of beginning; thence turn an interior angle of Fifty-six (56) Degrees and Twenty (20) Minutes and run in a Southwesterly direction along the Mansfield Road a distance of Five Hundred Sixty-five and Five Tenths (565.5') Feet to an Iron Pipe; thence turn an interior angle of thirty-three (33) Degrees and Forty
(40) minutes and run North a distance of Four Hundred and Sixty-nine (469') feet to an Iron Pipe; thence turn an interior angle of Ninety (90) Degrees and No (0) Minutes and run East a distance of Three Hundred Thirteen (313') Feet to the point of beginning.

         Being property purchased by Gulf Public Service Company from C. W. Smith, under act of sale executed before

Henry W. Bethard, Jr., Notary Public, of date October 10th 1930, of record in Book 49 of Conveyances, Page 187, Ent. No. 24,127, of date October 24th, 1930, Clerk's Office, Red River Parish, La.

         There is located on Parcel 28 above described a gas booster station.

         Parcel 29. That certain lot or parcel of ground, lying and being situated in the City of Natchitoches, Natchitoches Parish, Louisiana, having a front of 55' 5" on the North side of Lafayette St. of said City, and running back 96' between parallel lines, being the same parcel of ground acquired by the Natchitoches Gas Company, Inc., from James Dey, on February 18th, 1926, as per deed recorded in Conveyance Book No. 156, Page 53, Ent. No. 56,037, of the Records of Natchitoches Parish, Louisiana.

         There is located on Parcel 29 above described a gas odorizing and metering station.

         Parcel 30. Those three (3) lots or tracts of land, lying and being situated within the corporate limits of the Town of DeQuincy, Calcasieu Parish, State of Louisiana, and known and designated as Lots One (1), Two (2) and Three
(3) of Block Eleven (11), of the original Town site of DeQuincy, Louisiana;

         Being the same property acquired by Gulf Public Service Company from the Town of DeQuincy, under authentic act of sale dated January 16th, 1926, of record in Book 217 of Conveyances, Page 128, Ent. No. 96,833, of date January 19th, 1926, Clerk's Office, Calcasieu Parish, Louisiana.

         There is located on Parcel 30 above described an electric and water works plant.

         Parcel 31. That certain tract of land lying and being situated in what is commonly known as the Fuseher-Lewis Addition to the Town of Eunice, St. Landry Parish, State of Louisiana, in the SW1/4 of Section 30, T-6-S, R-1 East, being the West Half of Block No. One Hundred (100), measuring one hundred sixty five (165) feet on Laurel Avenue by a depth parallel with East Street of Three hundred (300) feet, bounded North by Vine Avenue, South by Laurel Avenue, East by a Public Alley, and West by East Street;

         Being the same property acquired by Gulf Public Service Company from the Town of Eunice, under an authentic act of sale dated February 13, 1926, of record in Book M-5 of Conveyances, Page 429, Ent. No. 104,162, of date February 15, 1926, Clerk's Office, St. Landry Parish, Louisiana.

     There is located on Parcel 31 above described an electric and water works plant.

         Parcel 32. A certain lot of ground, situated in the Town of Washington, St. Landry Parish, Louisiana, lying in Section 27, T.5 South, Range 4 East, bounded North by Water Street, South by Railroad switch, East by Breaux and Maubolis, formerly Cotton Oil Company, and West by Morgan's Louisiana & Texas R.
R. & S. S. Co.; said lot having a front of one hundred (100') feet on Water St.; being the same property acquired by the Town of Washington from Mrs. Christina Bidstrup, widow of Herman L. Bidstrup, by an act of sale executed before J. W. Bailey, Jr., Notary Public, and of record in Conveyance Book "A" No. 4, Pages 587, 588, of date February 2nd, 1903, Clerk's Office, St. Landry Parish, Louisiana.

         There is located on Parcel 32 above described an electric and water works plant.

         Parcel 33. That certain lot or tract of land lying and being situated in the Town of Washington, St. Landry Parish, Louisiana, and having a front of fifteen (15') feet on the, Northeast side of Hill Street of said Town and running back a depth of Thirty-eight (38') feet between parallel lines, at which point the said tract widens out to a width of forty-two (42') feet and runs back from said point a depth of Forty-two (42') feet between parallel lines; being the tract upon which there is now situated the water tank or reservoir of the Town of Washington, Louisiana;

         Being the same property acquired by the Gulf Public Service Company from the Town of Washington, Louisiana, under an act of sale of date March 16th, 1927, of record in Book P-5 of Conveyances, Page 70, Ent. No. 109,594, of date April 6th, 1927.

         There is located on Parcel 33 above described a water reservoir.

         Parcel 34. That certain block or parcel of ground situated in the South Crowley Addition to the City of Crowley, Parish of Acadia, State of Louisiana, and more fully described as being all of Block six (6) of said addition, and being the property acquired by the City of Crowley, from the Liquidators of the Crowley State Bank, by act of sale recorded in Conveyance Book 0-3, Page 51, Ent. No. 60437, of date June 1st, 1922.

         There is located on Parcel 34 above described an electric and water works plant.

         Parcel 35. That certain lot or parcel of ground situated in Block 91 of the City of Crowley, Parish of Acadia, State of Louisiana, and having a front of 5' x 43'6" on the North side of West Hutchinson Avenue of said Town, by a depth of 37'6" and bounded on the North by Lot No. 3 and on the East by Lot No. 2 of said Block 91, on the South by West Hutchinson Ave., and on the West by the remaining portion of Lot One of Block 91 owned by the City of Crowley; being a part of Lot 1 of Block 91 of the City of Crowley, which was acquired by the City of Crowley from Wm. W. Duson by an act of sale of record in Book K of Conveyances, Page 290, Ent. No. 6580, of date January 20th, 1894, Clerk's office, Acadia Parish, Louisiana.

         The above described property being acquired by Gulf Public Service Company from the City of Crowley, under an act of sale of date July 6th, 1927, of record in Book F-4 of Conveyances, Folio 111 et seq., Registry No. 84372, of date July 6th, 1927, Clerk's Office, Acadia Parish, Louisiana.

         There is located on Parcel 35 above described a water reservoir.

         Parcel 36. A tract of land lying and being situated in the City of Crowley, Parish of Acadia, State of Louisiana, and being bounded upon the North and East by property of W. E. Hockaday, on the South by property of Freeland Bros., and on the West by the State Highway known as the Old Spanish Trail, which was acquired from W. E. Hockaday for the purpose of and is being used as a sub-station site by the Gulf Public Service Company.

         Being property acquired by Gulf Public Service Company from W. E. Hockaday by act of purchase dated October 28, 1927 recorded in conveyance book B-4 at page 455 under entry number 85271 of the records of Acadia Parish, Louisiana.

         There is located on Parcel 36 above described an electric substation.

         Parcel 37. Those three certain tracts or lots of land, which adjoin each other, the whole forming an irregular or "L" shaped tract situated within the corporate limits of the Town of Breaux Bridge, St. Martin Parish, La. (acquired by Gulf Public Service Company from Louisiana Public Service Co., Inc., under act of sale of date December 8th, 1925, of record in Book 100 of Conveyances, page 546, Ent. No. 46,475, of date December 18th, 1925, Clerk's Office, St. Martin Parish, Louisiana); and which said three lots are bounded, as a whole, as follows: On the north by property of Breaux Bridge Bank & Trust Company, in part, property of Hypolite Rivoire, in part, and by Bridge Street in part (having a front of approximately one hundred and fifty-six (156) feet on the South side of Bridge Street), on the east by the Bayou Teche, on the south by property of Daniel Boudier and on the West by Washington St. in part, and in part by property of H. Rivoire; and which said three lots were acquired by the Louisiana Public Service Company, Inc., from Collins Conrad and A. J. Dauterive under an act of sale of date August 31st, 1925, of record in Book 100 of Conveyances, page 169, Ent. No. 46251, of date August 31, 1925, Clerk's Office, St. Martin Parish, Louisiana.

         LESS AND EXCEPT the following described property to-wit:

         A certain lot or parcel of ground situated in the Town of Breaux Bridge, St. Martin Parish, Louisiana, and being more particularly described as follows:

                   Beginning at an iron pipe at curb of concrete sidewalk on Washington Street and run north 28 deg. 00' E a distance of 89 feet to an iron pipe; then run south 21 deg. 45' east a distance of 35 feet to the property of J. 0. Bourdier; thence run south 27 deg. and 45' west a distance of 89 feet to the curb of concrete sidewalk on Washington Street; thence run north 21 deg. and 45' west a distance of 36 feet along the curb of concrete sidewalk on Washington Street to the point of beginning.

         The said excluded lot being the lot sold to Congregation of St. Francis of Assisi, by act dated April 6, 1945, recorded in

Conveyance Book 77, at Folio 428, under Entry No. 45165 of the records of St. Martin Parish, Louisiana.

         There is located on Parcel 37 above described an office building.

         Parcel 38. A certain lot or tract of land situated within the corporate limits of the Town of Jeanerette, Parish of Iberia, State of Louisiana, containing 0.257 acre, and measuring 112 feet front on the "Avenue", having a depth, between parallel lines of 100 feet, bounded on the North by property of Beaullieu on the South by the "Avenue", on the East partly by property of Walter
E. Landry and partly by property of Milton Landry, and on the West by property of Beaullieu. Being a portion of that certain tract of land situated in the Town of Jeanerette, Louisiana, containing and measuring ten acres in superficial area and bounded as follows: On the North by M. L. & T. R. R., on the South by the "Avenue", on the East by property of Landry, Morvant and others, and on the West by property of Frank Beaullieu, Sr. which was acquired by Frank Beaullieu, Sr., from the Succession of Narcisse Druilhet, Sr., and recorded in Conveyance Book 95, at folio 69 of the records of Iberia Parish, Louisiana.

         Being property acquired by Gulf Public Service Company from Celia Wattigny, widow of Frank Beaullieu and others, by act of purchase dated August 29th, 1941, recorded in Conveyance Book 148, at folio 305, under Entry No. 60511 of the records of Iberia Parish, Louisiana.

         There is located on Parcel 38 above described an electric switching and substation.

         Parcel 39. A certain lot of ground situated within the corporate limits of the City of New Iberia, Parish of Iberia, State of Louisiana, on the West side of St. Peter Street, measuring Fifty (50) feet front on said St. Peter Street, by a depth between parallel lines of One Hundred and fifty (150) feet, and bounded on the North or above by property of Austin A. Williams, South or below by that of W. B. Kramer, East or in front by said St. Peter Street, and on the West or rear by property of Viator or assigns.

         Being the property acquired from A. P. Moresi by Gulf Public Service Company, under an act of sale of date May 17th.

1926, of record in Book 107 of Conveyances, page 159, Ent. No. 40,904, of date May 28th, 1926, Clerk's Office, Iberia Parish, La.

         There is located on Parcel 39 above described a meter and transformer repair plant.

         Parcel 40. A certain lot or parcel of ground, situated within the corporate limits of the City of New Iberia, Iberia Parish, Louisiana, being a portion of Lot No. 25 of Block 167, and being more particularly described as:

         Beginning at a point on the West side of Fulton Street at the southeast corner of the property of Alice Morris, and running in a southwesterly direction along the south property line of Alice Morris, a distance of fifty (50') feet; thence in a northwesterly direction parallel to Fulton Street a distance of sixty-five (65') feet; thence in a southwesterly direction parallel to the south property line of Alice Morris, a distance of one hundred fifty (150') feet to the east side of Main Street; thence in a northwesterly direction along the east side of Main Street to the south property line of the Gulf Public Service Company; thence in a northeasterly direction along the south property line of the Gulf Public Service Company, a distance of two hundred (200') feet to the west side of Fulton Street; thence in a southeasterly direction along the West side of Fulton Street to the point of beginning.

         Being the property acquired by Gulf Public Service Company from Alice Morris, formerly the wife of Maryan J. Blair, and now the wife of Alonzo C. Felton; Clara Blair and Maryan J. Blair, Jr., under an act of sale of date May 9th, 1940; recorded in Conveyance Book 139, Page 169, Ent. No. 57787, of date May 27th 1940, Clerk's Office, Iberia Parish, Louisiana.

         There is located on Parcel 40 above described a vehicle storage building.

         Parcel 41. A certain lot of ground, situated on the East side of Main Street, in the City of New Iberia, Louisiana, measuring fifty (50) feet front on said Main Street by a depth of two hundred (200) feet, to Fulton Street, bounded North by estate of 0. J. Trainor, South by J. Gall or assigns, East by Fulton Street, and West by Main Street.

         There is located on Parcel 41 above described a water works plant.

         Parcel 42. A certain lot of ground situated within the corporate limits of the City of New Iberia, Parish of Iberia, State of Louisiana, having a front on Main Street of sixty-eight (68) feet, with a depth of one hundred and ninety
(190) feet to Fulton Street, and bounded North by property of estate of J. E. Leitemeyer, deceased (being that above described), South by property of J. Gall, East by Fulton Street, and West by Main Street.

         There is located on Parcel 42 above described a materials warehouse and water reservoir.

         Parcel 43. A certain fractional portion of Lots one and two (1 & 2), situated in the City limits of the City of New Iberia, Louisiana, each lot measuring fifty (50) feet front on Fulton Street; Lot No. 1 measuring one hundred and fourteen (114) feet in depth to lot belonging to the Railroad Company, heretofore known as the New Orleans, Opelousas & Great Western Railroad Company on the North side, and Lot No. 2 measuring ninety-eight (98) feet more or less on the line dividing same with Lot No. 1, to said Railroad Company's property, and eighty-four (84) feet more or less, on the East side, and being bounded North by property of Southern Pacific R. R. & S. S. Co., South by Fulton Street, East by N. I. & N. R. R. Co., and West by S. P. R. R. Co. Parcels number 41, 42 and 43 being the same land and property acquired by Gulf Public Service Company from the City of New Iberia, under an act of sale dated May 31st, 1926, of record in Book 107 of Conveyances, Page 166, Ent. No. 40,909, of date June 4th, 1926, Clerk's Office, Iberia Parish, La.

         There is located on Parcel 43 above described an electric plant.

         Parcel 44. A certain lot or parcel of ground, situated in the Town of Patterson, Parish of St. Mary, State of Louisiana, measuring forty (40') feet front on "No Name" Street and having a depth of fifty (50') feet, between parallel lines, and more particularly described as follows: From a point situated a distance of 22.5' (measured at right angles) from the center line of Main Street (United States Highway No. 90) and on the South boundary line of "No Name" Street run a distance of 233' in a southwesterly direction along the south side of "No Name" Street to the point of beginning; thence at right angles to "No Name" Street a distance of 50' in a southeasterly direction to a point; thence parallel with "No Name" Street a distance of 40' in a southwesterly direction to a point; thence a distance of 50' in a northwesterly direction to a point on the south side of "No Name" Street; thence a distance of 40' in a northeasterly direction along the south side of "No Name" Street to the point of beginning, as shown on plat annexed to, made part of and paraphed for identification with Ent. No. 70368 of the Conveyance Records of St. Mary Parish, Louisiana.

         Being property acquired by Gulf Public Service Company from V. J. Roundtree by Act of purchase dated October 12th, 1943, recorded in Conveyance Book 6-J, at folio 71, under Ent. No. 70368 of the records of St. Mary Parish, Louisiana.

         There is located on Parcel 44 above described an electric substation.

         Parcel 45. A certain lot or parcel of ground, situated in the Town of Baldwin, Parish of St. Mary, State of Louisiana, containing and measuring sixty
(60) feet front on Bollard Street or Bollard Road, having a depth of sixty-six
(66) feet, between parallel lines, the said parcel of ground being the North sixty (60) feet of Lot #4 of Block M of the official map of the Town of Baldwin, as shown on a plat annexed to, made part of and paraphed for identification with Ent. No. 66797 of the Conveyance Records of St. Mary Parish, Louisiana.

         Being property acquired by Gulf Public Service Company from Walker Development Company and others by Act of purchase dated December 28th, 1940, recorded in Conveyance Book 5-Y at folio 254, under Ent. No. 66797 of the records of St. Mary Parish, Louisiana.

         There is located on Parcel 45 above described an electric substation.

         Parcel 46. A certain lot or parcel of ground situated in the Town of Mamou, Parish of Evangeline, State of Louisiana, measuring fifty (50) feet front on Fifth Street and having a depth of fifty (50) feet, between parallel lines; said lot or parcel of ground being the West 50 feet of Lot 13 in Block 86 of the Town site of Mamou, Evangeline Parish, Louisiana.

         Being property acquired by Gulf Public Service Co., Inc. from Avie Aucoin by act of purchase dated February 26th, 1945, recorded in Conveyance Book B-72 under Entry No. 87,859 of the records of Evangeline Parish, Louisiana.

         There is located on Parcel 46 above described an electric substation.

     Parcel 47. That certain tract or parcel of land containing Thirty-five thousandths (.035) of one (1) acre, more or less, situated in the West Half (W1/2) of Section Twenty-seven (27), Township Nine (9) South, Range One (1) East of Louisiana Meridian in Acadia Parish, Louisiana, bounded North and East by lands owned in indivision by George E. Anding and Willie M. Anding; South by dredged drainage ditch and West by public gravel road, which said tract or parcel of land is further described as follows:

         Commencing at the point where the West fence line of the Ninety-seven
(97) acre tract of land situated in the West Half (W1/2) of Section Twenty-seven
(27), Township Nine (9) South, Range One (1) East, of Louisiana Meridian in Acadia Parish, Louisiana, owned by Anding, intersects the North line of the dredged drainage ditch which runs approximately East and West through said section; running thence in an Easterly direction along the North line of dredged ditch a distance of thirty (30) feet; running thence in a Northerly direction parallel to the West fence line of said Ninety-seven (97) acre tract a distance of fifty (50) feet; running thence in a Westerly direction parallel to North line of dredged drainage ditch a distance of thirty (30) feet to fence line; running thence in a Southerly direction along fence line a distance of fifty
(50) feet to point of beginning.

         Being property acquired by Gulf Public Service Co., Inc. from George E. Anding and Willie E. Anding, by act of purchase dated December 27, 1945, recorded in Conveyance Book C-8, at Folio 443, under Entry No. 191656 of the records of Acadia Parish, Louisiana.

         There is located on Parcel 47 above described an electric substation.

         Parcel 48. That certain tract of land situated in Allen Parish described as beginning at a point on the west side of the right of way of Highway 165, where the west side of said right of way intersects the south line of S/2 of the NE/4 of the SE/4 of Section 21, Township 5 South, Range, 4 West, Louisiana

Meridian, and from said point of beginning run west along the south line of the said S/2 of NE/4 of SE/4, Section 21, Township 5 South, Range 4 West, a distance of 40 feet; thence run north a distance of 30 feet, thence run east on a line parallel with the south line of the above described tract to the highway right of way of Highway 165; thence run in a southwesterly direction along the west line of the right of way of Highway 165 to the point of beginning, and being a part of the same property acquired by Leona Ardoin by deed recorded in Conveyance Book 55, page 450, of the records of Allen Parish, Louisiana, and bearing file No. 68635.

         Being the same property acquired by Gulf Public Service Co., Inc. from Leona Ardoin Reeves and William Reeves, under an act of sale of date July 16, 1948, and of record in Conv. Book 71, of date July 19, 1948, Clerk's Office, Allen Parish, Louisiana.

         There is located on Parcel 48 above described an electric substation.

         Parcel 49. All that certain portion of ground situated in the Town of Madisonville, St. Tammany Parish, Louisiana, described as follows:

         From the United States Geological Survey Bench Mark Number TT26C at St. John and Cedar Streets in the town of Madisonville, above said Parish and State, run north 88 degrees 45 minutes west 1.6 feet, thence south 1 degree 15 minutes west 947.1 feet to an iron post at the intersection of the east right of way line of the Cedar Street extension and the south right of way line of the St. Joseph Street extension, the point of beginning of the property herein conveyed. From said point of beginning run south 88 degrees 45 minutes east 83.0 feet along the south right of way of the St. Joseph Street extension to an iron corner; thence south 1 degree 15 minutes west 123 feet to an iron corner; thence north 88 degrees 45 minutes west 83.0 feet to an iron corner on the east right of way of the Cedar Street extension; thence along said right of way north 1 degree 15 minutes east 123 feet to the point of beginning. All as per process verbal and blue print of survey by Robert A. Berlin, Registered Surveyor.

         Being the same property acquired by Gulf Public Service Co., Inc. from Sidney L. Dittmer, under an act of sale of date

September 20, 1947, and of record in Book 180 of conveyances, page 126, of date October 7, 1947, Clerk's Office, St. Tammany Parish, Louisiana.

         There is located on Parcel 49 above described an electric substation.

         Parcel 50. The following parcel of ground located in the town of Madisonville, Parish of St. Tammany, Louisiana, to-wit:

         From the corner common to Section 39 and 43, on the right bank of the Tchefuncte River, thence west 600 feet to a corner on the east side of Main Street in Madisonville, Louisiana, thence along the east side of Main Street south 510 feet 6 inches to a corner on the south side of entrance drive to power plant, to the place of beginning;

         Beginning at the above corner thence east 240 feet, thence south 230 feet, thence west 240 feet to a corner on the east side of Main Street, thence along the east side of said street north 230 feet to the place of beginning and containing 1.26 acres and is a part of Section 43, T-7-S, R-10-E, Greensburg District, La.

         Being the same property acquired by Gulf Public Service Co., Inc. from Madisonville Power Company, Inc. under an act of sale of date October 28, 1947, and of record in Conveyance Book 181, folio 104.

         There is located on Parcel 50 above described an old electric plant not in use.

         Parcel 51. A certain lot or parcel of ground, together with all rights, ways, privileges, servitudes and appurtenances thereunto belonging, situated in the Northeast Quarter (NE/4) of Sec. 32, T-6-S, R-2-W, in Estes Northern Addition to the Village of Basile, Parish of Evangeline, State of Louisiana, containing and measuring fifty-two and five-tenths (52.5') feet front on the east side of Louisiana State Highway No. 7, having a width in the rear (or along its eastern line) of fifty (50') feet, and having a depth of fifty (50') feet along its northern line and a depth of sixty-six (66') feet along its southern line, the northern line of the lot conveyed hereunder running along and coinciding with the fence in place on the property of the vendors herein, which fence projects in an easterly direction from Louisiana State Highway No. 7.

         Being the same property acquired by Gulf Public Service Co., Inc. from Mrs. Eddie Hester Estes, et al, under an act of sale of date September 2, 1947, and of record in Conv. Book B-89, page 496, under entry No. 102557, of date September 25, 1947, Clerk's Office Evangeline Parish, Louisiana.

         There is located on Parcel 51 above described an electric substation.

         Parcel 52. A certain lot or parcel of ground, together with all rights, ways, privileges, servitudes and appurtenances thereunto belonging, situated within the corporate limits of the Town of Berwick, Parish of St. Mary, State of Louisiana, located at the intersection of Oregon Street and Sixth Street, having a frontage of two hundred and fifty (250) feet along the south side of Oregon Street and a frontage of two hundred and thirty (230) feet along the west side of Sixth Street (or the continuation thereof), having a depth of one hundred and sixty-one (161) feet along its west line and a depth of eighty-two (82) feet along its south line, being shown and depicted in detail on a plat of survey made by J. C. Thomas, Jr., Surveyor, dated August 6th, 1949, and being the same property acquired by Gulf Public Service Co., Inc. from Elmo Justilian, et al, under an Act of Sale dated August 9, 1949, recorded in Conveyance Book 7-J, under Entry No. 79,461 of the records of St. Mary Parish, Louisiana.

         There is located on Parcel 52 above described an electric plant and substation.

         Parcel 53. A certain lot of ground, unimproved, together with all rights, ways, privileges, servitudes and appurtenances thereunto belonging, situated within the corporate limits of the City of New Iberia, Parish of Iberia, State of Louisiana, containing and measuring fifty (50) feet front on the north side of Darcey Street, having a depth, between parallel lines, of one hundred and fifty (150) feet, being bounded on the North by property of Perry J. Burke, or railroad right-of-way, on the South by Darcey Street, on the East by Lot A of the plat of survey hereinafter referred to, and on the West by Lot C of said plat (the said Lot C being formerly the property of Perry J. Burke and now the property of Ben R. Falconer). Being Lot B of a plat of survey of the Perry
J. Burke Subdivision
dated September 18th, 1948, made by J. R. Kingston, Jr., Civil Engineer, recorded in Miscellaneous Book 8, at Folio 223, under Entry No. 2804 of the records of Iberia Parish, Louisiana, and being the same property acquired by Gulf Public Service Co., Inc. from Perry J. Burke, under an Act of Sale dated August 25, 1949, recorded in Conveyance Book 187, under Entry No. 77551 of the records of Iberia Parish, Louisiana.

         There is located on Parcel 53 above described an electric substation.

         Parcel 54. A certain lot or parcel of ground together with all rights, ways, privileges, servitudes and appurtenances thereunto belonging, situated in the City of Lafayette, Parish of Lafayette, State of Louisiana, measuring twenty
(20) feet front on Argonne Street and having a depth of fifteen (15) feet between parallel lines, said lot or parcel of ground being the Southwest corner portion of Lot 6, Blk 2 of the Veazey Addition to the City of Lafayette and being further identified by plat attached to Entry No. 224437 of the records of Lafayette Parish.

         Being the same property acquired by Gulf Public Service Co., Inc. from John Mathieu under an Act of Sale dated May 6, 1949, recorded in Conveyance Book G-18, Page 400, under Entry No. 224437.

         There is located on Parcel 54 above described a gas regulator station.

         Parcel 55. The following described property situated in the Town of DeQuincy, Parish of Calcasieu, State of Louisiana, to-wit: Lots Nine (9) and Ten
(10) of the Town of DeQuincy, Louisiana, as per plat recorded in Conveyance Book 43, at page 272 of the records of Calcasieu Parish, Louisiana. Being the same property acquired by Gulf Public Service Co., Inc., from James J. Abdalla under an Act of Sale dated June 28th, 1949 recorded on June 28th, 1949, under Entry No. 432052 of the records of Calcasieu Parish, Louisiana.

         There is located on Parcel 55 above described a water well.

         Parcel 56. A certain parcel of ground situated in the Callahan Subdivision of the City of Oakdale, Allen Parish, Louisiana, and being designated as all of Lot Six (6) and the East twenty (20') feet of Lot One (1) of said Addition, the parcel herein described measuring ninety (90') feet on Oak Street by a depth, between parallel lines, of one hundred fifty-five (155') feet, and being bounded on the North by Jasper & Eastern Railroad right-of-way, South by Lots 2 and 5, East by Oak Street and West by Lot 1, all of said Subdivision.

         Being the same property acquired by Gulf Public Service Co., Inc., from James C. Callahan under an Act of Sale dated February 13th, 1950, recorded in Conveyance Book 75, at folio 347, under Entry No. 95747 of the records of Allen Parish, Louisiana.

         There is located on Parcel 56 above described an electric substation and warehouse.

         Parcel 57. A certain piece, parcel or tract of land being a portion of
B. F. Garlington Tract and part of Section 38 and/or Section 32, T 3 N, R 3 E, Avoyelles Parish, Louisiana, fronting 100 feet on the Center Point Marksville State Highway, with an area of .24 acres and is more particularly described as follows, to-wit:

         Starting at a point where the western boundary of Section 33, T 3 N, R 3 E, intersects the southwestern boundary of the 60 foot R/W of the Center Point-Marksville Highway No. 57-D run along the southwestern boundary of said Highway North 46 degrees 40 minutes West a distance of 780.5 feet to the point of beginning; thence run along the boundary of said Highway North 46 degrees 40 minutes West a distance of 100 feet; thence run South 29 degrees 35 minutes West a distance of 120.4 feet and to a point on the property line of Truett Ryan; thence run along the property line of Truett Ryan South 60 degrees 22 minutes East a distance of 97.1 feet; thence run North 29 degrees 35 minutes East a distance of 96.7 feet to the point of beginning; all as is more particularly shown by plat of survey made by Irion Lafargue, Registered Surveyor, dated June 20, 1951, blue print of which is attached to deed from Benjamin F. Garlington to Central Louisiana Electric Company, Inc.

         Being that property acquired by Central Louisiana Electric Company, Inc. from Benjamin F. Garlington by act of sale dated July 9, 1951, recorded in Conveyance Book A-143, page 426, Entry No. 137397, of the records of Avoyelles Parish, Louisiana.

         There is located on Parcel 57 above described an electric substation.

         Parcel 58. A certain parcel of land containing approximately 0.209 acres of land in Section 35 T2S R2E Evangeline Parish, Louisiana, and further described as being the strip of land lying between State Highway # 23 on the south, and Bayou Cocodrie on the north, lying to the west of and bounded on the east by the strip of land purchased by Central Louisiana Electric Co., Inc., from H. H. Hazelton on January 30, 1945, and bounded on the west by section line between Section 35 and 34 and property belonging to Lewis.

         Being that property acquired by Central Louisiana Electric Company, Inc. from Hugh H. Hazelton by act of sale dated October 16, 1951, recorded in Conveyance Book No. B-114 under Entry No. 133612, records of Evangeline Parish, Louisiana.

         There is located on Parcel 58 above described a spray header.

         Parcel 59. Two certain lots or parcels of ground, unimproved, together with all rights, ways and privileges thereto belonging or in any way appertaining, being, lying and situated in the City of Pineville, Rapides Parish, Louisiana, and being more particularly described as Lots Eight (8) and Nine (9) of the Marrus Subdivision of Pineville, Louisiana, said two lots having a combined frontage of 98 feet on Webster Street and extending back therefrom to the rear or West line of said Marrus Subdivision, bounded on the North by property now or formerly belonging to the Stephen Barrett Realty Company, on the South by Lot Seven (7) of said Marrus Subdivision, and in front by Webster Street; all as is more particularly shown by the official plat of said Marrus Subdivision recorded in Plat Book 1, page 224 of the records of Rapides Parish, Louisiana; being that property acquired by Central Louisiana Electric Company, Inc. from Mrs. Ruth B. Marrus, et al, by acts of sale dated June 7, 1950, and June 12, 1950, recorded in Conveyance Book 387, pages 627 and 629, records of Rapides Parish, Louisiana, under Filing Nos. 343529 and 343530.

     Parcel 60. A certain piece, parcel or lot of ground, together with all buildings and improvements thereon, rights, ways, privileges and appurtenances thereto belonging, lying and being situated in the City of Pineville, Rapides Parish, Louisiana, and being more particularly described as follows: Begin at a point on the West side of Main Street in said City of Pineville, running from the traffic bridge on Red River, said point being located at the intersection of the property line between the properties now or formerly belonging to Moore and Frank R. Hayden on Main Street, thence run a distance of 80 feet on Main Street away from Red River to the point of beginning of the property herein described; thence continue along Main Street a distance of 64 feet to the property line of Stephen Barrett; from the line thus established run back between parallel lines (parallel with the property line of Stephen Barrett) a distance of 140 feet; said property having a width throughout of 64 feet; being bounded on one side by the property of Stephen Barrett and on the other side and in the rear by property of Frank R. Hayden, and in front by Main Street; acquired by Louisiana Ice & Electric Company, Inc. from Frank C. Landers, Trustee in Bankruptcy, and Louisiana Ice & Utilities, Inc. by deed dated January 2, 1935, recorded in Conveyance Book 199, page 273 Filing No. 193663, records of Rapides Parish, Louisiana.

         There is located on Parcel 60 above described an office building.

         Parcel 61. A certain tract of land, unimproved, together with all rights, ways, privileges, servitudes and appurtenances thereunto belonging, situated in the Tenth Ward of the Parish of St. Mary, State of Louisiana, containing and measuring twenty-eight and ninety-two one-hundredths (28.92) acres in superficial area, being bounded on the North partly by the right-of-way of the Southern Pacific Railroad (Morgan's Louisiana & Texas Railroad & Steamship Company), partly by property of Henry Brown, his heirs or assigns, and partly by property of the Estate of W. P. Foster, on the South by remainder of the property of the Estate of Joseph Heinen, on the East partly by property of the Estate of W. P. Foster and partly by the Charenton Drainage & Navigation Canal, and on the West partly by remainder of property of the Estate of Joseph Heinen and partly by property of Henry Brown, his heirs or assigns. Being a portion of the lands originally acquired by Joseph Heinen, situated in Section 13, Township 14 South, Range 9 East, and being more particularly shown and depicted on a plat of survey made by T. F. Kramer, Civil Engineer & Surveyor, dated June 26th, 1951.

         Parcel 62. Another certain strip or parcel of land, unimproved, situated between the above described property and the water line of the Charenton Drainage & Navigation Canal, which strip or parcel of land is bounded on the North or Northwest by the line indicated on Kramer plat by the letters I, J, and K, on the South by mean Gulf level water line of the Charenton Drainage & Navigation Canal, on the East by property of the Estate of W. P. Foster, and on the West by State Route No. 916, all as shown on the plat of survey made by T. F. Kramer, Civil Engineer & Surveyor, dated June 26th, 1951.

         This property extends up to the water line of the Charenton Drainage & Navigation Canal, but the strip of land herein described, paralleling the Charenton Drainage & Navigation Canal, is subject to an easement granted to the United States of America in connection with the construction of said Canal.

         Parcels 61 and 62 as above described were acquired by Central Louisiana Electric Company, Inc., from Josephine Ronkartz Heinen, et al, under an Act of Sale dated July 31, 1951, recorded in Conveyance Book 7-U, under Entry No. 82,894, of the records of St. Mary Parish, Louisiana.

         The properties herein described as having been acquired by Gulf Public Service Company, a corporation organized and existing under the laws of the State of Delaware, were conveyed and transferred unto Gulf Public Service Co., Inc., a corporation organized and existing under the laws of the State of Louisiana, by deed dated November 2, 1944, which deed was filed in the office of the Recorder of Conveyances of each of the Parishes of the State of Louisiana in which any of said properties is situated. The properties herein described as having been acquired by Louisiana Public Utilities Co., Inc. were conveyed and transferred unto the said Gulf Public Service Co., Inc. by joint agreement of merger dated October 24, 1946, under which said Louisiana Public Utilities Co., Inc. was merged with and into Gulf Public Service Co., Inc., which agreement was filed and recorded in the office of the Secretary of State of the State of Louisiana, and copies thereof, certified by said Secretary of State, were filed for record in the office of the Recorder of Mortgages of Iberia Parish, Louisiana and in the office of the Recorder of Mortgages of Lafayette Parish, Louisiana, in which Parishes the registered offices of said Gulf Public Service Co., Inc. and said Louisiana Public Utilities Co., Inc. were located, and in the Conveyance Records of each Parish in the State of Louisiana in which either Gulf Public Service Co., Inc. or Louisiana Public Utilities, Inc. had immovable property. All of the properties herein described as having been acquired, as aforesaid, by Gulf Public Service Co., Inc. were conveyed and transferred unto Central Louisiana Electric Company, Inc. by a joint agreement of merger dated as of October 11, 1951, under which Gulf Public Service Co., Inc. was merged with and into Central Louisiana Electric Company, Inc., which agreement was filed and recorded in the office of the Secretary of State of the State of Louisiana, and copies thereof, certified by the Secretary of State, were filed for record in the offices of the Recorders of Mortgages of the Parishes of Iberia and Rapides, Louisiana, wherein the registered offices of said Central Louisiana Electric Company, Inc. and Gulf Public Service Co., Inc. are located, and in the offices of the Recorders of Conveyances of all Parishes in the State of Louisiana in which either Central Louisiana Electric Company, Inc. or Gulf Public Service Co., Inc. owned immovable property.

                                       II.

         THE FOLLOWING OIL, GAS AND MINERAL LEASE TOGETHER WITH ALL IMPROVEMENTS THEREON, SITUATED IN THE STATE OF LOUISIANA, ACQUIRED BY THE COMPANY FROM GULF PUBLIC SERVICE CO., INC.:

              1. An oil, gas and mineral lease dated November 21, 1928 and recorded in Book 86, at page 397 of the conveyance records of the Parish of DeSoto, granted by Joe Rambin, S. A. Rambin, J. N. Rambin, C.
         A. Rambin, J. A. Rambin, Mary E. DeSoto, born Rambin, wife of S. L. DeSoto, residents of DeSoto Parish, Louisiana, and D. J. Rambin, resident of Arkansas, to Louisiana Public Utilities Co., Inc. in so far as the same affects ten acres around the gas well situated thereon, which ten acres are described as follows:

              SW/4 of SW/4 of SE/4 Section 13, T-12-N, R-12-W.

              2. An oil, gas and mineral lease dated December 16, 1915; executed by J. W. Parsons and others to R. P. Brooks, and recorded in Book 39, at page 63 of the conveyance records of DeSoto Parish, Louisiana, and assigned to Louisiana Public Utilities Co., Inc. in so far as the same affects ten aces, with the well situated thereon, which ten acres are described as follows:

                   Northeast Quarter of Northeast Quarter of Northwest Quarter,
              Section 15, T-12-N, R-12-W.

              3. An oil, gas and mineral lease granted by Samuel Dreyfuss and others to R. P. Brooks, dated March 30, 1921 and recorded in Book 55, at page 573, of the conveyance records of the parish of DeSoto, Louisiana, and assigned to Louisiana Public Utilities Co., Inc., in so far as the same affects ten acres, with the well situated thereon, which ten acres are described as follows:

                   Northeast Quarter of Northwest Quarter of Northeast Quarter,
              Section 15, T-12-N, R-12- W, but limited to the Nacatosh sand.

              4. An oil, gas and mineral lease dated June 20, 1914 and recorded in Book 36, at page 160 granted by Natalie Oil Company to Mansfield Gas Company and assigned to Louisiana Public Utilities Co., Inc., and bearing upon and affecting

                   Three acres of land in a square in the Northwest corner of the West Half of the Northeast Quarter of Northeast Quarter of
              Section 23, T-12-N, R-12-W, DeSoto Parish, La.

              5. An oil, gas and mineral lease granted by Mrs. Bessie Ferguson Taylor, unto the W. T. Coleman Oil and Gas Co., Inc., of date November 12, 1936, as recorded in Book 120, page 119 of the Conveyance Records of De Soto Parish, Louisiana, covering and affecting the following described lands:

                   The E 1/3 of NE 1/4 of SW 1/4 and the W 1/3 of the NW 1/4 of
              SE 1/4 of Section 18, T. 12 N., R. 11 W., containing 262/3 acres, more or less, and including the shallow Nacatosh sand gas well thereon, together with all material, supplies and lines belonging to this well and lease.

              6. An oil, gas and mineral lease granted by E. F. Ferguson, et al, unto W. T. Coleman (and assigned by W. T. Coleman unto the W. T. Coleman Oil and Gas Co., Inc.) of date May 9, 1935, as recorded in Book 106, page 523 of the Conveyance Records of De Soto Parish, Louisiana, in so far as the same may affect and apply to the following described lands:

                   The south 2/3 of the SW 1/4 of SW 1/4 of Section 18, T. 12
              N., R. 11 W., containing 262/3 acres, more or less, and including the shallow Nacatosh sand gas well thereon, together with all material, supplies and lines belonging to this well and lease.

              7. An oil, gas and mineral lease granted by E. E. Walker unto W.
         T. Coleman (and assigned by W. T. Coleman to the W. T. Coleman Oil and Gas Co., Inc.) of date March 23, 1935, as recorded in Book 108, page 113 of the Conveyance Records of De Soto Parish, Louisiana, covering and affecting the following described lands:

                   The SE 1/4 of SW 1/4 of Section 18, T. 12 N., R. 11 W.,
              containing 40 acres, more or less, and including the shallow Nacatosh sand gas well thereon, together with all material, supplies and lines belonging to this well and lease.

              8. An oil, gas and mineral lease granted by W. B. Hill, et al, unto W. T. Coleman Oil and Gas Co., Inc. of date January 23, 1935, as recorded in the Conveyance Records of De Soto Parish, Louisiana, in Book 107, page 489, only in so far as the same may affect and apply to the following described lands:

                   The NW 1/4 of NE 1/4 of Section 19, T. 12 N., R. 11 W.,
              containing 40 acres, more or less, and including the shallow Nacatosh sand gas well thereon, together with all material, supplies and lines belonging to this well and lease.

              9. An oil, gas and mineral lease granted by W. M. Pollock, et al, unto W. K. Williams of date August 26, 1940, as recorded in Book 134 at page 370 of the Conveyance Records of De Soto Parish, Louisiana, covering and affecting the following described lands:

                   E 1/2 of NE 1/4 of Section 19, T. 12 N., R. 11 W., containing
              80 acres, more or less, and including the two producing gas wells thereon and sometimes referred to as Scott No. 1 and Scott No. 2.

              And with each of said leases all the gas wells and all buildings, constructions and improvements and all gathering lines, meters, regulators and all other equipment placed and erected or to be placed and erected thereon; provided, however, that should any or all of said leases terminate, under any of the terms thereof, then the leasehold subject hereto shall revert to the lessors, respectively, free and dear of the lien of the Indenture.

                                      III.

                                   FRANCHISES.

              All and singular the franchises, grants, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or which may hereafter be granted, issued or executed to it, for the construction, maintenance and operation of electric light and power plants and systems, gas distributing systems, and water works systems, as well as all franchises, grants, immunities, privileges and rights of the Company used or useful in operation of the property mortgaged hereunder, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by the governing authorities of the cities, towns and parishes enumerated in the schedule below and by all other municipalities or political subdivisions, and all renewals, extensions and modifications of said franchises, grants~ immunities, privileges and rights or any of them, including the following (except item 48 below) acquired by the Company from Gulf Public Service Co., Inc.:

              A. Those certain franchises granted by the governing bodies of the following named cities, towns and villages in the State of Louisiana, to wit:

              1. Electric franchise granted by the City of Abita Springs to Louisiana Public Utilities Co. Inc., by ordinance enacted March 6, 1945, for a term of 25 years.

              2. Electric franchise granted by the City of Covington to Louisiana Public Utilities Co., Inc., by ordinance enacted May 7, 1946, for a term of 25 years.

              3. Electric franchise granted by the City of DeRidder to Louisiana Public Utilities Co., Inc. by ordinance enacted April 28, 1941, for a term of 25 years.

              4. Electric franchise granted by the Town of Franklinton to Louisiana Public Utilities Co., Inc., by ordinance enacted June 20, 1946, for a term of 25 years.

              5. Electric franchise granted by the Town of Grand Cane to Gulf Public Service Co., Inc., by ordinance enacted October 3rd, 1949, for a term of 25 years.

              6. Electric franchise granted by the Town of Kinder to Louisiana Public Utilities Co., Inc., by ordinance enacted June 4, 1946, for a term of 25 years.

              7. Electric franchise granted by the City of Leesville to Louisiana Public Utilities Co., Inc., by ordinance enacted October 2, 1945, for a term of 25 years.

              8. Electric franchise granted by the Town of Mandeville to Louisiana Public Utilities Co., Inc., by ordinance enacted June 11, 1946, for a term of 25 years.

              9. Electric franchise granted by the Town of Many to Louisiana Public Utilities Co., Inc., by ordinance enacted April 9, 1946, for a term of 25 years.

              10. Gas franchise granted by the Town of Mansfield to Louisiana Public Utilities Co., Inc., by ordinance enacted August 28, 1937, for a term of 25 years.

              11. Electric franchise granted by the Town of Noble to Gulf Public Service Co., Inc., by ordinance enacted December 13th, 1949, for a term of 25 years.

              12. Electric franchise granted by the City of Oakdale to Louisiana Public Utilities Co., Inc., by ordinance enacted March 4, 1942, for a term of 25 years.

              13. Electric franchise granted by the Village of Oberlin to Louisiana Public Utilities Co., Inc., by ordinance enacted May 7, 1946, for a term of 25 years.

              14. Electric franchise granted by the Village of Pearl River. to Louisiana Public Utilities Co., Inc., by ordinance enacted October 16, 1935, for a term of 25 years.

              15. Electric franchise granted by the Town of Slidell to Louisiana Public Utilities Co., Inc., by ordinance enacted January 2, 1945, for a term of 25 years.

              16. Electric franchise granted by the Village of South Mansfield to Louisiana Public Utilities Co., Inc., by ordinance enacted December 9, 1941, for a term of 25 years.

              17. Gas franchise granted by the Village of South Mansfield to Louisiana Public Utilities Co., Inc., by ordinance enacted November 2, 1937, for a term of 25 years.

              18. Water franchise granted by the City of Leesville to Louisiana Public Utilities Co., Inc., by ordinance enacted October 2, 1945, f or a term of 25 years.

              19. Electric and water franchise granted by the City of New Iberia to Gulf Public Service Co., Inc., by ordinance dated April 19th, 1949, for a term of 25 years.

              20. Gas franchise granted by the City of Natchitoches to Gulf Public Service Co., Inc., by ordinance dated October 11th, 1950, for a term of 25 years.

              21. Electric and water franchise granted by the Town of DeQuincy to Gulf Public Service Co., Inc., by ordinance dated July 6th, 1949, for a term of 25 years.

              22. Electric franchise granted by the Town of Breaux Bridge to Gulf Public Service Company by ordinance dated December 3, 1929, f or a term of 25 years.

              23. Electric franchise granted by the Town of Glenmora to Gulf Public Service Company by ordinance dated February 25, 1944,. for a term of 17 years.

              24. Electric franchise granted by the Town of Coushatta to Gulf Public Service Company by ordinance dated November 3, 1922, for a term of 49 years.

              25. Gas franchise granted by the Town of Coushatta to Gulf Public Service Company by ordinance dated July 14, 1942, for a term of 25 years.

              26. Electric and water franchise granted by the Town of Washington to Gulf Public Service Company by ordinance dated March 16, 1927, for a term of 25 years.

              27. Water franchise granted by the Town of Cotton Valley to Gulf Public Service Company by ordinance dated October 5, 1944, f or a term of 25 years.

              28. Electric franchise granted by Town of Madisonville, to Madisonville Industries, Inc., by Ordinance enacted October 7, 1930, as amended by Ordinance enacted May 2, 1944, said franchise as amended being for a term expiring October 7, 1968.

              29. Electric franchise granted by the Town of Converse to Gulf Public Service Co., Inc., by Ordinance enacted November 12, 1948, for a term of 25 years.

              30. Gas franchise granted by the City of Lafayette to Gulf Public Service Co., Inc., by Ordinance enacted October 19, 1948, for a term of 25 years.

              31. Electric franchise granted by the Town of Mansfield, to Gulf Public Service Co., Inc. by Ordinance enacted January 27, 1948, for a term of 25 years.

              32. Electric franchise granted by the Town of Merryville to Gulf Public Service Co., Inc. by Ordinance enacted February 11, 1947, for a term of 25 years.

              33. Electric franchise granted by the Town of Pleasant Hill to Gulf Public Service Co., Inc., by Ordinance enacted March 2, 1948, for a term of 25 years.

              34. Electric franchise granted by the Town of Zwolle, to Gulf Public Service Co., Inc. by Ordinance enacted February 4, 1947, for a term of 25 years.

              35. Electric franchise granted by the City of Crowley to Gulf Public Service Co., Inc. by Ordinance enacted December 9, 1947, for a term of 25 years.

              36. Water franchise granted by the City of Crowley to Gulf Public Service Co., Inc., by Ordinance enacted December 9, 1947, for a term of 25 years.

              37. Electric franchise granted by the City of Eunice, to Gulf Public Service Co., Inc., by Ordinance enacted April 6, 1948, for a term of 25 years.

              38. Water franchise granted by the City of Eunice, to Gulf Public Service Co., Inc., by Ordinance enacted April 6, 1948, for a term of 25 years.

              39. Electric franchise granted by the City of Jeanerette, to Gulf Public Service Co., Inc., by Ordinance enacted January 9, 1947, for a term of 25 years.

              40. Electric franchise granted by the Town of Berwick, to Gulf Public Service Co., Inc., by Ordinance enacted May 4, 1948, for a term of 25 years.

              41. Electric franchise granted by Town of Patterson, to Gulf Public Service Co., Inc., by Ordinance enacted November 4, 1947, for a term of 25 years.

              42. Electric franchise granted by Town of Mamou, to Gulf Public Service Co., Inc., by Ordinance enacted September 2, 1947, for a term of 25 years.

              43. Electric franchise granted by the Town of Basile, to Gulf Public Service Co., Inc., by Ordinance dated July 1, 1947, for a term of 25 years.

              44. Electric franchise granted by the Village of Campti, to Gulf Public Service Co., Inc., by Ordinance enacted May 24, 1947 for a term of 25 years.

              45. Gas franchise granted by the Village of Campti, to Gulf Public Service Co., Inc., by Ordinance enacted May 24, 1947, for a term of 25 years.

              46. Electric franchise granted by the Village of Loreauville, to Gulf Public Service Co., Inc., by Ordinance enacted December 19, 1947, for a term of 25 years.

              47. Electric franchise granted by the Town of Baldwin, to Gulf Public Service Co., Inc., by Ordinance enacted November 26, 1947, for a term of 25 years.

              48. Electric franchise granted by the City of Pineville to Central Louisiana Electric Company, Inc., by Ordinance enacted November 11, 1950, for a term of 15 years, beginning March 18, 1955.

              B. Those certain franchises granted by the following named Parishes in the State of Louisiana, to wit:

              1. Electric franchise granted by Allen Parish to Louisiana Public Utilities Co., Inc., by ordinance enacted August 9, 1945, for a term of 25 years.

              2. Electric franchise granted by Beauregard Parish to Louisiana Public Utilities Co., Inc., by ordinance enacted August 14, 1945, for a term of 25 years.

              3. Electric franchise granted by DeSoto Parish to Louisiana Public Utilities Co., Inc., by ordinance enacted December 5, 1928, for a term of 25 years.

              4. Gas franchise granted by DeSoto Parish to Louisiana Public Utilities Co., Inc., by ordinance enacted November 12, 1945, for a term of 25 years.

              5. Gas franchise granted by Lafayette Parish to Gulf Public Service Co., Inc., by ordinance enacted April 14th, 1949, for a term of 25 years.

              6. Electric franchise granted by Sabine Parish to the Crystal Ice & Bottling Company, Ltd., by ordinance enacted January 17, 1927, for an indefinite term.

              7. Electric franchise granted by St. Tammany Parish to Louisiana Public Utilities Co., Inc., by ordinance enacted March 11, 1930, for a term of 25 years.

              8. Electric franchise granted by St. Tammany Parish to Madisonville Industries, Inc., under ordinance enacted February 14th, 1939, for a term of 25 years.

              9. Electric franchise granted by Vernon Parish to Louisiana Public Utilities Co., Inc., by ordinance enacted August 6, 1945, for a term of 25 years.

              10. Electric franchise granted by Washington Parish to Louisiana Public Utilities Co., Inc., by ordinance enacted August 8, 1945, for a term of 25 years.

              11. Electric franchise granted by Evangeline Parish to Louisiana Public Utilities Co. Inc., by ordinance enacted May 14th, 1945, for a term of twenty-five (25) years.

              12. Electric franchise granted by Rapides Parish to Gulf Public Service Company by ordinance dated November 10th, 1931, for a term of 25 years.

              13. Electric franchise granted by Natchitoches Parish to Gulf Public Service Co., Inc., under ordinance enacted March 29, 1951, for a term of 25 years.

              14. Electric franchise granted by Red River Parish to Gulf Public Service Co., Inc., under ordinance enacted March 16th, 1951, for a term of 25 years.

              15. Gas franchise granted by Natchitoches Parish to Gulf Public Service Company by ordinance dated July 10th, 1940, for a term of 25 years.

              16. Gas franchise granted by Red River Parish to Gulf Public Service Company by ordinance dated July 10th, 1940, for a term of 25 years.

              17. Electric franchise granted by St. Landry Parish to Gulf Public Service Co., Inc., by ordinance dated September 27th, 1949, for a term of 25 years.

              18. Electric franchise granted by Acadia Parish to Gulf Public Service Co., Inc., by ordinance dated May 10th, 1951, for a term of 25 years.

              19. Electric franchise granted by Evangeline Parish to Gulf Public Service Co., Inc., by ordinance dated May 14th, 1945, for a term of 25 years.

              20. Electric franchise granted by St. Mary Parish to Gulf Public Service Company by ordinance dated February 8th, 1933 for a term of 25 years.

              21. Electric franchise granted by Iberia Parish to Gulf Public Service Co., Inc., by ordinance dated November 17th, 1949, for a term of 25 years.

              22. Electric franchise granted by St. Martin Parish to Gulf Public Service Co., Inc., by ordinance dated September 21st, 1949, for a term of 25 years.

              23. That certain Electric franchise granted by Calcasieu Parish to Gulf Public Service Company by Ordinance dated June 1, 1937, for a term of 25 years, such franchise being limited to territory within Ward 6 of said parish.

                                       IV.

                         ELECTRIC TRANSMISSION SYSTEMS.

         All electric transmission lines of the Company owned by it at the date of the execution hereof or which may be hereafter acquired or constructed by it, including towers, poles, pole lines, wires, switch racks, switch boards, insulators and other appliances and equipment, and all other property of the Company forming a part thereof or pertaining thereto, and all service lines extending therefrom, together with all the Company's real property, rights of way, easements, permits, privileges, franchises and rights over or relating to the construction, maintenance or operation thereof, through, over, under, or upon any private property or in the public streets or highways within, as well as without, the corporate limits of any municipal corporation, including, without limiting the generality of the foregoing, the following which were acquired by the Company from Gulf Public Service Co., Inc.:

              (a) Commencing at the generating plant of the Company in the City of Mansfield, De Soto Parish, thence with a 13.2 K.V. 3 phase line, connecting the Cities of Benson, Converse, Noble, Zwolle and Many with connecting line to Mitchell and Pleasant Hill.

              (b) A 6.6 K.V. single phase line connecting with the 13.2 K.V. line of the Company in the City of Pleasant Hill, thence connecting the towns of Pelican and Oxford.

              (c) Commencing at the Company's substation, in the City of De Ridder, Beauregard Parish, thence with a 33 K.V. 3 phase line connecting the towns of Rosepine and Leesville, and commencing at said substation, thence with a 33 K.V. 3 phase line connecting the City of Merryville.

              (d) Commencing at the metering station of Gulf States Utilities Company in the City of Kinder, Allen Parish, thence with a 33 K.V. 3 phase line connecting the City of Oberlin.

              (e) Commencing at the metering station from Hillyer, Deutsch Edwards, Inc., in the City of Oakdale, Allen Parish, thence with a 33 K.V. line connecting the town of Oberlin (said line not being energized at the present time).

              (f) Commencing at the city limits of Franklinton, Washington Parish, from Franklinton distribution system, thence with a

         6.6 K.V. single phase line north and west, connecting Clifton and Mt. Hermon. A 6.6 K.V. single phase line commencing at said distribution system running south and east connecting Enon.

              (g) Commencing at the metering station from Louisiana Power & Light Company near Franklinton, thence with a 33 K.V. 3 phase line connecting the Cities of Covington, Abita Springs, Mandeville, Lacombe, Bonfouca and Slidell.

              (h) A 6.6 K.V. single phase line connecting with the distribution system of the Company in Slidell and connecting the Town of Pearl River.

              (i) A 4.6 K.V. 3 phase line connecting Covington and Mandeville.

              (j) A 2.3 K.V. single phase line connecting Lewisburg and Mandeville. (k) Commencing at the generating plant of the Company in the City of Mansfield, De Soto Parish, thence with a 13.2 K.V. three phase line through the City of Grand Cane and to the City of Longstreet, with branch lines to Kickapoo, Keatchie, and Gloster.

              (l) Commencing at the generating plant of the Company in the City of New Iberia, Iberia Parish, thence with a 33 K.V. 3 phase line connecting the communities of Olivier, Jeanerette, Baldwin, Garden City, Centerville, Patterson, and Berwick.

              (m) Commencing at the generating plant of the Company in the City of New Iberia, Iberia Parish, thence with a 33 K.V. 3 phase line connecting the Town of Jeanerette.

              (n) A 6.6 K.V. line, 3 phase, connecting with the 33 KY. line of the Company at Olivier, Iberia Parish, thence connecting the Town of Loreauville, Iberia Parish, Louisiana.

              (o) Commencing at the generating plant of the Company in the City of Crowley, Acadia Parish, thence with a 33 K.V. 3 phase line connecting Roberts Cove, Acadia Parish, and Eunice, St. Landry Parish, Louisiana.

              (p) Commencing at the generating plant of the Company in the City of Eunice, St. Landry Parish, a 33 K.V. 3 phase line, thence to Mamou, Evangeline Parish.

              (q) Commencing at the generating plant of the Company in the City of Eunice, St. Landry Parish, a 33 K.V. 3 phase line, thence to Basile, Evangeline Parish.

                                       V.

                         ELECTRIC DISTRIBUTION SYSTEMS.

         All electric distribution systems of the Company owned by it at the date of the execution hereof or which may be hereafter acquired or constructed by it, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, franchises, manholes, cables, appliances, equipment and all other property of the Company, real or personal, forming a part of or pertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them, together with the Company's rights in or relating to the construction, maintenance or operation thereof, through, over, under, or upon any private property or any public streets or highways, within as well as without corporate limits of any municipal corporation, including the following which were acquired by the Company from Gulf Public Service Co., Inc.:

         The overhead electric distribution systems located at, near and in the vicinity of the following enumerated cities, towns, villages and communities and in rural areas adjacent thereto, to wit:

Name of City,                           Name of City,
Town, Village or                       Town, Village or
 Community        Name of Parish          Community            Name of Parish
------------      --------------       ----------------        --------------
Abita Springs     St. Tammany          Franklinton             Washington
Baldwin           St. Mary             Glenmora                Rapides
Basile            Evangeline           Garden City             St. Mary
Benson            De Soto              Gloster                 De Soto
Berwick           St. Mary             Grand Cane              De Soto
Bonfouca          St. Tammany          Jeanerette              Iberia
BreauxSt.         Martin               Keatchie                De Soto
Campti            Natchitoches         Kickapoo                De Soto
Centerville       St. Mary             Kinder                  Allen
Clifton           Washington           Lacombe                 St. Tammany
Converse          Sabine               Leesville               Vernon
Coushatta         Red River            Lewisburg               St. Tammany
Covington         St. Tammany          Loreauville             Iberia
Crowley           Acadia               Ludington               Beauregard
DeQuincy          Calcasieu            Madisonville            St. Tammany
De Ridder         Beauregard           Mamou                   Evangeline
Enon              Washington           Mandeville              St. Tammany
Eunice            St. Landry           Mansfield               De Soto

 Name of City,                           Name of City,
Town, Village or                       Town, Village or
 Community        Name of Parish          Community            Name of Parish
------------      --------------       ----------------        --------------
Many              Sabine               Patterson               St. Mary
Merryville        Beauregard           Pearl River             St. Tammany
Mitchell          Sabine               Pelican                 De Soto
Mt. Hermon        Washington           Pleasant Hill           Sabine
New Iberia        Iberia               Rosepine                Vernon
Noble             Sabine               Slidell                 St. Tammany
Oakdale           Allen                South Mansfield         De Soto
Oberlin           Allen                Washington              St. Landry
Oxford            De Soto              Zwolle                  Sabine


                                       VI.

                            GAS TRANSMISSION SYSTEMS.

         All of the gas transmission systems of the Company owned by it on the date of the execution hereof or which may be hereafter acquired or constructed by it, including all mains, regulators, meters, buildings, structures and all equipment, appliances, appurtenances and sites forming a part of such transmission systems, or any of them, or occupied, enjoyed and used in connection therewith, including the following which were acquired from Gulf Public Service Co., Inc.:

              1. The gas transmission pipeline of the Company in the Naborton Field in De Soto Parish, described as commencing with gathering lines from wells in Section 24, Township 12 North, Range 12 West, thence with two 4 inch pipes, in a northwesterly direction across Section 24,
         Section 23 and into Section 22 where said two 4 inch pipes connect with an 8 inch pipe, said 8 inch pipe continuing in a northwesterly direction across Sections 22, 21, 16, 17 and 18 in Township 12 North, Range 12 West, and thence across Section 13 and part of Section 14 to the dividing line between Sections 11 and 14 then due west on said dividing line and continuing along dividing line of Sections 10 and 15 to the city limits and continuing along Gibbs Street to the City Gate Regulator Station in the city limits of Mansfield, Sections 13, 11, 14, 10 and 15 being situated in Township 12 North, Range 13 West.

              2. The gas transmission pipe line of the Company which connects with other lines of the Company at a point in Section 16, Township 12 North, Range 13 West, De Soto Parish, Louisiana, and extends in a southerly direction a distance of approximately 1 1/4 miles to a point of connection with the pipe line of Apex Gas Co., Inc., in Section 21, Township 12 North, Range 13 West, said gas transmission pipe line being located wholly within said Sections 16 and 21.

              3. The Natchitoches Parish and Red River Parish gas transmission systems consisting of:

                   (a) Pipe line from Wemple Station in Red River Parish to City of Natchitoches in Natchitoches Parish;

                   (b) Pipe line from Wemple Station-Natchitoches pipe line to
             Campti, Natchitoches Parish; and

                   (c) Pipe line from Armistead to Coushatta, Red River Parish.

                                      VII.

                           GAS DISTRIBUTION SYSTEMS

         All of the gas distribution systems of the Company owned by it on the date of the execution hereof or which may be hereafter acquired or constructed by it, including all mains, regulators, services, meters, buildings, structures and all equipment, appliances, appurtenances and sites forming a part of such distribution systems, or any of them or occupied, enjoyed and used in connection therewith, including the following which were acquired by the Company from Gulf Public Service Co., Inc.:

              1. Gas distribution system of the Company at Mansfield and South Mansfield in the Parish of De Soto and at Lafayette in the Parish of Lafayette.

              2. The gas distribution system of the Company in the City of Natchitoches, Natchitoches Parish, Louisiana.

              3. The gas distribution system of the Company in the Village of Campti, Natchitoches Parish, Louisiana.

              4. The gas distribution system of the Company in the Town of Coushatta, Red River Parish, Louisiana.

              5. The gas distribution systems of the Company supplying gas service to the unincorporated communities of Armistead, Hanna and Lake End in Red River Parish, and Timon and Powhattan in Natchitoches Parish.

                                      VIII.

                   WATERWORKS PLANTS AND DISTRIBUTION SYSTEMS.

         The waterworks plants and water distribution systems of the Company owned by it at the date of the execution hereof or which may be hereafter acquired or constructed by it, together with the buildings, structures, erections, pumps, pump machinery, reservoirs, filters, filter-galleries, chlorinating equipment, tanks, wells, water rights, water supplies, water mains, hydrants, pipe lines, service pipes, meters, plant pipes, engines, boilers, appurtenances, appliances, facilities, machinery, equipment, fixtures and all other property used or provided for use in construction, maintenance, repair and/or operation thereof, both now owned and which may hereafter be acquired by the Company, including the waterworks plants and distribution systems which were acquired by the Company from Gulf Public Service Co., Inc., at (a) Leesville in Vernon Parish, (b) Cotton Valley in Webster Parish, (c) Washington in St. Landry Parish, (d) Eunice in St. Landry Parish, (e) DeQuincy in Calcasieu Parish, (f) Crowley in Acadia Parish, and (g) New Iberia in Iberia Parish.

                                       IX.

         All real estate or interests therein, now owned or which may be hereafter acquired by the Company for use or which may be used by it in connection with its business as an electric, gas and water company, together with all of the right, title, and interest of the Company, now owned or hereafter acquired in and to any and all works, plants, buildings, structures, erections, and constructions now or hereafter placed upon any of the real estate mentioned, described or referred to as being subject to the lien of the Indenture, with the fixtures, tenements, hereditaments, and appurtenances thereunto appertaining or belonging.

                                       X.

               THE FOLLOWING DESCRIBED PROPERTY, WHEREVER SITUATE:

         First: The electric generating plants and electric transmission and/or distribution systems now or hereafter owned by the Company, and any electric generating plants and electric transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future electric generating plants and/or electric transmission and/or distribution systems, together with all engines, dynamos, motors, generators, boilers, turbines, pole lines, poles, wires, cross-arms, insulators, transformers, meters, buildings, erections, structures, stations, substations, power houses, power producing and power transmitting equipment, water, water rights, water wheels, headworks, race-ways, hydraulic works, hydro-electric plants, cables, conduits, instruments, apparatus, appliances, machinery, facilities, fixtures and all other property used or provided for use in the construction, repair, maintenance and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all the rights, privileges, franchises, easements, licenses, ordinances, rights of way, liberties, immunities and permits of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and/or operation of said electric generating plants and electric transmission and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

         Second: The gas generating plants, gas storage plants and gas gathering and/or transmission and/or distribution systems now owned by the Company, and any gas generating plants, gas storage plants and/or gas transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future plants and systems, together with the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, instruments, appliances, apparatus, facilities, machinery, fixtures and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all rights, privileges, rights of way, franchises, licenses, easements, grants, liberties, immunities, permits and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and/or operation of said gas generating plants, gas storage plants and gas gathering and/or transmission and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

         Third: The waterworks plants and water distribution systems now owned by the Company, and any waterworks plants and/or waterworks distribution systems hereafter constructed or acquired by the Company, together with the buildings, structures, erections, pumps, pumping machinery, reservoirs, filters, filter-galleries, chlorinating equipment, tanks, wells, water rights, water supply, water mains, hydrants, pipelines, service pipes, meters, standpipes, engines, boilers, apparatus, appliances, facilities, machinery, equipment, fixtures, and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all of the rights, privileges, rights of way, franchises, licenses, easements, permits, liberties, immunities, grants and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and operation of said plants and systems and each of them, and any additions thereto and extensions thereof.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid properties or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 9.01 of the Indenture) the tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

         SAVING AND EXCEPTING, however, from the properties mortgaged and pledged by the Indenture (whether now owned by the Company or hereafter acquired by it) all bills, notes and accounts receivable, cash on hand and in bank, contracts, merchandise and appliances kept for purposes of sale, and all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein-other than any of the foregoing which may be hereafter specifically transferred or assigned to or pledged or deposited with the Trustee under the Indenture or required by the provisions of the Indenture so to be-and all office furniture and equipment, motor vehicles, tools, testing equipment and consumable materials and supplies; provided, however, that, if upon the happening of an event of default as in the Indenture defined, the Trustee or any receiver appointed under the Indenture shall enter upon and take possession of the mortgaged property, the Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and use and administer the same to the extent as if such property were part of the mortgaged property, unless and until such event of default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

         ALSO SAVING AND EXCEPTING, however, from the property hereby mortgaged and pledged:

         (a) All parcels of land now owned or hereafter acquired by the Company and not used by it or useful in connection with its business as an electric, gas or water company or as an electric, gas or water utility, including the following parcels which the Trustee does hereby release from the lien of the
Indenture:

              Parcel 1. All of that certain lot or parcel of unimproved land, situated in the Parish of Vernon, State of Louisiana, and described as follows, to-wit:

              A plot of ground measuring 100 feet on the north side of gravel road in the SW/4 of the SW/4 of Section 26, township 2, Range 9 West, more particularly described as follows:

              Beginning at an iron pin 150 feet south 41 degrees 19 minutes east from the intersection of the east right of way line of the main line of the Kansas City Southern Railway and the north line of gravel road, thence north 48 degrees 41 minutes east a distance of 100 feet; thence south 41 degrees 19 minutes east a distance of 100 feet; thence south 48 degrees 41 minutes west a distance of 100 feet; thence north 41 degrees 19 minutes west a distance of 100 feet to point of beginning.

              Being the same property as that described in the Deed from Columbus Pitre to Louisiana Public Utilities Co., Inc., recorded in Book 143, page 445, records of Vernon Parish, which deed is dated June 22, 1942.

              Parcel 2. A certain lot or parcel of unimproved land in the Town of Slidell, St. Tammany Parish, described as Lot Twenty-five (25) in Square No. 11 of the Brugier Addition, as per the official map of the said Town on file in the office of the Clerk of Court of said parish. Said Lot twenty-five (25) has a frontage of Fifty (50) feet on Florida Avenue and extends northward between parallel lines a distance of One Hundred Forty-four (144) feet and having a depth in the rear of Fifty
         (50) feet. Said Square No. Eleven (11) which contains Lot Twenty-five
         (25) being bounded on the south by Florida Avenue, on the East by Fifth Street, on the North by Hall Avenue and on the West by Fourth Street.

              Being part of the property acquired by Louisiana Public Utilities Co. Inc. from Slidell Ice & Light Company by Act passed before L. V. Cooley, Jr., Notary Public, for the Parish of St. Tammany, dated October 31, 1925, registered in the conveyance records of St. Tammany Parish in Book 90, Folio 573.

              Parcel 3. The following described unimproved property in the Parish of DeSoto, described as an irregular tract of land being a part of the Southeast Quarter (SE/4) of the Northwest Quarter (NW/4) of Section Twenty (20), Township Twelve (12) North, Range Thirteen (13) West and more particularly described as follows: Commencing at the intersection of the Southwesterly right of way line of the Texas & Pacific R. R. with the Northwesterly right of way line of the Kansas City Southern R. R.; thence in a Northwesterly direction along the aforesaid Southwesterly right of way line of the Texas & Pacific R. R. a distance of Two Hundred Seventy-five and Three-tenths (275.3) feet to the place of beginning; thence south eighteen degrees fifteen minutes (18(degree) 15') West a distance of Five Hundred twenty-nine (529) feet to a point; thence west two hundred eight (208) feet more or less to the east line of the Southwest Quarter (SW/4) of the Northwest Quarter (NW/4) of said Section Twenty (20); thence North along said East line of the Southwest Quarter (SW/4) of the Northwest Quarter (NW/4) a distance of Six Hundred forty-eight and five-tenths (648.5) feet more or less to the aforesaid Southwesterly right of way of the Texas & Pacific R. R.; thence Southeasterly along said Southwesterly right of way line of the Texas & Pacific R. R. a distance of four hundred four (404) feet, more or less, to the place of beginning, containing four (4) acres, more or less.

              Parcel 4. A parcel of unimproved real estate in the Parish of DeSoto described as beginning at a point on the line dividing the Southeast Quarter (SE/4) of the Northwest Quarter (NW/4) and the Southwest Quarter (SW/4) of the Northwest Quarter (NW/4) of Section Twenty (20), Township Twelve (12) North, Range Thirteen (13) West Ten
         (10) chains and forty (40) links North of the Southwest corner of the Southeast Quarter (SE/4) of the Northwest Quarter (NW/4) of said section; running thence West Two (2) chains and Ninety-five (95) links; thence North Three (3) chains and Seventy (70) links; thence south fifty-two degrees Ten minutes (52(degree) 10') East three (3) chains seventy-two (72) links to the West line of the Southeast Quarter (SE/4) of the Northwest Quarter (NW/4) of said section Twenty (20); thence south one (1) chain fifty (50) links to the place of beginning.

              Parcels 3 and 4 being part of the property conveyed by Crystal Ice and Bottling Co. Ltd. to Louisiana Public Utilities Co. Inc. by deed dated March 24, 1927 recorded in Book 77, Folio 464, records of DeSoto Parish.

              Parcel 5. A certain parcel or tract of land together with all improvements and appurtenances thereto belonging, situated in the Town of Glenmore, Parish of Rapides, State of Louisiana, and being more particularly described as follows: Beginning one hundred fourteen feet South of Sycamore Street on the East side of the Pelican Highway; thence South following the Pelican Highway to the East and West Quarter Line, Section Seventeen, Township One, South Range Two West; thence East to the right of way of the Missouri Pacific Railroad Company; thence North along the Missouri Pacific Railroad Company right of way to the South side of Sycamore Street, if said street was continued; thence West to the point of beginning.

              This being the same property acquired by Gulf Public Service Company from W. C. Pringle, under an act of sale of date March 3rd, 1926, and of record in Book 139 of Conveyances, Page 29, Ent. No. 109,806, of date March 3rd, 1926. There is located on said parcel an ice storage and sales station.

              Parcel 6. The following described property in the Parish of Vermilion, described as those two (2) certain lots of ground lying and being situated in the Stebbins Addition to the Town of Abbeville, known and designated as Lots Ninety-three (93) and Ninety-five (95) of said Addition, each of said lots measuring Sixty-six (66) feet Eight (8) inches North and South by One Hundred Twenty (120) feet East and West bounded on the North by Lot Ninety-one (91), East by Lots Ninety-four
         (94) and Ninety-six (96), South by Street and West by Gueynon Street.

              Parcel 7. Those certain four (4) lots of ground lying and being situated in the Town of Abbeville and being designated as Lots Eighty-five (85), Eighty-six (86), Eighty-seven (87) and Eighty-eight
         (88) of Stebbins Addition to the Town of Abbeville all as per plan of said addition made by Edwards & Montagne, less Fifteen (15) feet on the northern boundary line of Lots Eighty-five (85) and Eighty-six (86) reserved for a switch for the benefit of all lots of said Addition on the line of the Iberia & Vermilion Railroad Company, Lot Eighty-five
         (85) being bounded on the North by the Iberia & Vermilion Railroad Company, on the West by Gueynon Street, on the East by lot Eighty-six
         (86) and on the South by Lot Eighty-seven (87). Lot Eighty-six (86) is bounded on the North by the Iberia & Vermilion Railroad Company and on the South by Lot Eighty-eight (88), on the East by Young Street and on the West by Lot Eighty-five (85); Lot Eighty-seven (87) is bounded on the North by Lot Eighty-five (85), on the South by Lot Eighty-nine
         (89), on the East by Lot Eighty-eight (88) and on the West by Gueynon Street; Lot Eighty-eight (88) is bounded on the North by Lot Eighty-six
         (86), on the South by Lot Ninety (90), on the East by Young Street and on the West by Lot Eighty-seven (87); each of said lots measured Sixty-six (66) feet Eight (8) inches by One Hundred Twenty (120) feet.

              Parcel 8. Those two certain lots of ground lying and being situated in the Stebbins Addition to the Town of Abbeville, known and designated as Lots Eighty-nine (89) and Ninety-one (91) of said Addition, all as per the plan of said Edwards & Montagne, Surveyors, on file in the Clerk's office of Vermilion Parish.

              Parcels 6, 7 and 8 being the same property acquired by Louisiana Public Utilities Co., Inc. from Raymond H. Burtz by Act passed before Walter B. Gordy, Notary Public for the parish of Vermilion dated April 26, 1926, recorded in the conveyance records of Vermilion Parish in Book 87, folio 109, under entry No. 41643.

              There is located on Parcels 6, 7 and 8 above described an ice plant and residence.

              Parcel 9. The following described property in the City of Crowley, in the parish of Acadia, described as Lots One (1) and Two (2) in Block Eight (8) of W. W. Duson's additions to the City of Crowley, having a front of One Hundred (100) feet on the South side of the Louisiana Western Railroad by a depth of One Hundred (100) feet between parallel lines along the East line of Parkerson Avenue to the North line of the property described under parcel 10 hereafter.

              Parcel 10. A certain parcel of ground in the City of Crowley, Parish of Acadia, described as a lot of ground situated in southwest corner of Block Eight (8) of the W. W. Duson Addition to the City of Crowley adjoining the property above described under Parcel Nineteen and having a depth of One Hundred (100) feet on the North side of Mills Street and a depth of One Hundred (100) feet between parallel lines along the East side of Parkerson Avenue to the South line of the property described under Parcel Thirteen aforesaid.

              Said parcels 9 and 10 being the same property acquired by Louisiana Public Utilities Co. Inc., by deed from Albert F. Horn by Act passed before J. Matt Buatt, Notary Public, Parish of Acadia, dated December 16, 1926, recorded in the conveyance records of Acadia Parish in Book B-4, folio 274.

              There is located on Parcels 9 and 10 above described an ice plant.

              Parcel 11. The following piece or parcel of land in the Town of White Castle, Parish of Iberville, described as lots Twelve (12), Thirteen (13) and Fourteen (14) in Square Five (5) of Plan of Soniat's New Addition to said Town (see Con. Bk. 25, entry 293).

             Lot Twelve (12) measures forty-three feet, nine inches (43' 9") front on Railroad Avenue, one hundred twenty-six feet one inch and seven lines (126' 1" 7"') on the eastern line, one hundred twenty-five feet, ten inches, five lines (125' 10" 5"') on the western line, and forty-three feet, nine inches (43' 9") on 'the northern line.

              Lot Thirteen (13) measures forty-three feet, nine inches (43' 9") front on Railroad Avenue, one hundred twenty-five feet, ten inches, five lines (125' 10" 5"') on the eastern line, one hundred twenty-five feet, seven inches, three lines (125' 7" 3"') on the western line, and forty-three feet, nine inches (43' 9") on the northern line.

              Lot Fourteen (14) measures forty-three feet, nine inches (44' 9") front on Railroad Avenue, one hundred twenty-five feet, seven inches, three lines (125' 7" 3"') on the eastern line, one hundred twenty-five feet, four inches, one line (125' 4" 1"') on the western line fronting on Leona Avenue, and forty-three feet, nine inches (43' 9") on the northern line.

              Said lots are contiguous and are bounded together on the front or south by Railroad Avenue, on the east by Lot 11, on the North by Lot 15 and part of Lot 8 and on the west by Leona Avenue.

              Parcel 15 being the same property which was conveyed by Deed from Alcide Barbier and Alcee Doiron by Act before Joseph Grace, Notary Public, Parish of Iberville, June 30, 1927, and registered in the conveyance records of the parish of Iberville in Conveyance Book 51, entry 206.

              There is located on Parcel 11 above described an ice sales station.

              Parcel 12. Property in the Town of Port Allen, Parish of West Baton Rouge described as a parcel of ground constituting the westerly portion of Square Thirteen (13) of "The Oaks Subdivision" in the Town of Port Allen. The said plot measures one hundred (100) feet front on Oaks Avenue by a depth between parallel lines of One Hundred Eighty-two
         (182) feet.

              Parcel 12 being the same property conveyed in the Deed from The Oaks, Inc. to Louisiana Public Utilities Co., Inc. dated June 11, 1929, recorded in C. B. 18, Entry No. 88 on June 11, 1929.

              There is located on said Parcel 12 above described an ice sales station.

              Parcel 13. A parcel of land in the Town of Many, Sabine Parish, described as a parcel of land in the North-west comer of Lot Two (2) of Giauque's Third Addition to Many described as: Beginning at the North-west corner of said Lot Two (2), running thence South Seventy degrees (70(degree)) East Twenty (20) feet; thence South Twenty Degrees (20(degree)) West Two Hundred (200) feet; thence North Seventy Degrees (70(degree)) West Twenty (20) feet; thence North Twenty Degrees (20(degree)) East Two Hundred (200) feet to the place of beginning, and Lot Three (3) of Giauque's Third Addition to Many less the following described lots, to-wit: Beginning at the North-west corner of said Lot Three (3), running east Sixty (60) feet; thence South One Hundred Twenty-five (125) feet; thence West Sixty (60) feet; thence North One Hundred Twenty-five (125) feet to the place of beginning and excepting a lot described as: Beginning at the Southwest corner of the lot of land now or formerly owned by J. L. Dees in the North-west corner of said Lot Three (3) and running South on the West line of said Lot Three One Hundred Sixty-five (165) feet; thence East parallel with the North line of said Lot Three (3) Sixty (60) feet; thence North parallel with the West line of said Lot Three (3) to the South-east corner of said J.
         L. Dees' lot; thence West on the South line of said J. L. Dees' lot to the place of beginning.

              Being the same property as that acquired by Louisiana Public Utilities Co., Inc. from Crystal Ice and Bottle Company, Ltd., dated March 22, 1927, and recorded in the conveyance records of Sabine Parish in Book 43, folio 132.

              There is located on said Parcel 13 above described an ice plant.

              Parcel 14. The following described property in the Town of Franklin, St. Mary Parish, described as a parcel of ground on the West side of Bayou Teche in the Town of Franklin measuring Thirty-four (34) feet front on the East side of Main Street, described as follows:
         Beginning at a point on the East side of

         Main Street at the intersection of the Southwest corner of the property now or formerly owned by Mrs. E. B. Spiller and measuring in a Northeasterly direction Four Hundred Fifty-seven (457) feet to Bayou Teche; thence in a Southeasterly direction and fronting on Bayou Teche a distance of One Hundred Fifteen (115) feet; thence in a Southwesterly direction a distance of Two Hundred Two (202) feet to a stake; thence in a Northwesterly direction a distance of Seventy-one (71) feet to a stake and thence Westerly a distance of Two Hundred Twenty-nine (229) feet to the East side of Main Street; thence in a Northwesterly direction fronting on the East line of Main street a distance of Thirty-four (34) feet to the place of beginning. Said property being bounded on the North by the property of Mrs. E. B. Spiller, or assigns, on the East by Bayou Teche, on the South partly by lands of W. R. Gates and Bell et als, or assigns, and on the West by said Main Street.

              Being the same property acquired by Louisiana Public Utilities Co. Inc. from the Franklin Ice Works, Ltd. by deed dated March 24, 1926, recorded in the conveyance records of St. Mary Parish in Book 4-K of conveyances, entry 51745.

              There is located on said Parcel 14 above described an ice plant.

              Parcel 15. The following property in the city of New Iberia, Parish of Iberia, Louisiana described as:

              A parcel of land bounded on the North by Bayou Teche, on the South by the property now or formerly of J. H. Slaughter, F. G. Patout and Elks Theatre Co. Inc.; on the East by Swain Street, and on the West by a strip of land Twenty (20) feet in width leased by the New Iberia & Northern R. R. Company by act before Ventress J. Smith, dated September 1, 1910, recorded September 3, 1910 in C. 0. B. 72, folio 38 of the records of Iberia Parish (less a strip of land Twenty-five (25) feet wide granted to the New Iberia & Northern R. R. Company for a right-of-way along the front of Bayou Teche) and which said property measures as follows: to-wit: One Hundred Forty-four and One-half (144 1/2) feet more or less on Swain Street, Two Hundred Sixty one (261) feet more or less front on Bayou Teche, Two Hundred Forty-seven (247) feet more or less on the line separating said properties from the property now or formerly of J. H. Slaughter,

         F. G. Patout and Elks Theatres, Inc. and One Hundred Eighty-four (184) feet more or less on the line separating said property from the strip of land Twenty-five (25) feet in width leased by the New Iberia & Northern R. R. Company recorded in C. 0. B. 72, folio 38 of the records of Iberia Parish.

              Being the same property described in the Deed from New Iberia Ice & Cream Co. Inc. to Louisiana Public Utilities Co. Inc. dated March 4, 1927, recorded in Book 108, entry No. 41481.

              Parcel 16. That certain parcel of real estate in the City of New Iberia, Parish of Iberia, described as that certain lot measuring Thirty-five (35) feet front on Swain Street by a depth between parallel lines of Eighty-nine (89) feet and running back to the property now or formerly of Jennaro and bounded as follows: in front by said Swain Street, in rear by the property now or formerly of Jennaro, above by the property now or formerly of John R. Taylor and below by the property of New Iberia Ice & Cream Co. Inc.

              Parcel 17. That certain parcel of real estate in the City of New Iberia, Parish of Iberia, measuring Thirty-six (36) feet front by Thirty-five (35) feet in depth and bounded as follows: North by the property now or formerly of Fred Patout, East by the property of the New Iberia Ice & Cream Co. Inc.; South by the property now or formerly of Taylor and West by the property now or formerly of Jennaro.

              Parcels 16 and 17 being the same property acquired by Louisiana Public Utilities Co. Inc. from Joseph H. Slaughter by deed dated April 18, 1932.

              Parcel 18. A certain strip of land measuring Twenty-five (25) feet in width and adjoining and paralleling the rear of the property above described as Parcel Fifteen (15), and running from the right-of-way of the New Iberia & Northern R. R. across the property of Elks Lodge, formerly Alma House Property, the said strip of land being under a 99-year lease as recorded in C. 0. B. 72, Folio 38 of the records of Iberia Parish.

              Being the same property as that described in the Deed from New Iberia Ice & Cream Co. Inc. to Louisiana Public Utilities Co. Inc. dated March 4, 1927, recorded in Book 108, Entry No. 41481.

              There is located on said Parcels 15, 16, 17 and 18 above described an ice plant.

              Parcel 19. A parcel of land located in the Village of Concoe, formerly Turnerville, in the parish of Iberville, forming a part or portion of the property purchased by Victor J. Kurzweg from Mrs. M. P. Grover, et al and known as the "Grover Tract", said tract being designated by the letter "H" on plan of survey of town lots made and prepared by J. C. Kleinpeter, Surveyor, July, 1920, for the said Kurzweg and annexed to and made a part of the sale by Victor J. Kurzweg to Crystal Ice Products, Inc. dated October 29, 1926, said tract being further described as fronting One Hundred Sixty-seven (167) feet Ten
         (10) inches on the Forty-six (46) foot Parish Public Road, which runs from the Town of Plaquemine through said Village of Concoe or Turnerville, having as its northern boundary the center line of the T. & P. R. R. Co. spur, designated on the said map as its southern boundary, Lots One (1), Four (4), Five (5) and Six (6) of Square E of said plan and in the rear bounded for a distance of One Hundred Ten
         (110) feet by the fifteen (15) foot street designated on said plan and for a distance of Eighty (80) feet on the Thirty-six (36) foot street also designated on said plan, said rear boundary being in the shape of an obtuse angle.

              Being the same property conveyed in the Deed from Crystal Ice Products Co. to Louisiana Public Utilities Co., Inc. dated July 8, 1927, recorded in Book 51, folio 250.

              There is located on said parcel 19 above described an ice plant.

              Parcel 20. The following described property in the City of Donaldsonville, Parish of Ascension, described as six lots of land designated on the plan of the lands of the Donaldsonville Land and Improvement Co., Ltd., said plan being on file in the Recorder's office of said Parish and Paraphed "Ne Varietur" by C. A. Gondran, Notary Public for identification, with an act of sale from said company to Mrs. Montreal Accosta under date of May 3, 1895, said plan being recorded in Book 37 of conveyances at page 284. Three of said lots are numbered and located as follows: Lots Seventeen (17), Eighteen (18) in Square Two (2) measure Forty-two and Two-tenths (42.2) feet; Lot Nineteen (19) measures Forty-two and One-tenth (42.1) feet; all of said three lots are situated and adjoin each other and said Lot Seventeen
         (17) in said Square Two (2) forms the Northwest corner of intersection of Second and Peytavin Streets and are One Hundred Ten (110) feet deep. Three of said lots are numbered and located as follows: Lots Fourteen
         (14), Fifteen (15) and Sixteen (16) in Square Two (2) on the same plan of the lots of said company, said lots measuring front on Second Street Forty-five and Two-tenths (45.2) feet each with a depth of One Hundred Sixty-eight and Five-tenths (168.5) feet; Square Two (2) being bounded by First, Peytavin, St. Vincent and Second Streets, said three lots Seventeen (17), Eighteen (18) and Nineteen (19) all facing Peytavin Street.

              Being the same parcel conveyed by Crystal Ice Products Company, Inc. to Louisiana Public Utilities Co. Inc., by Act before Sidney A. Marchand, Notary Public, Parish of Ascension, July 8, 1927, registered in the conveyance records, Parish of Ascension, in Book of Conveyance 68, folio 9.

              There is located on said Parcel 20 above described an ice plant.

              Parcel 21. A certain lot of ground, located within the corporate limits of the Town of Thibodaux, in the Parish of Lafourche, on the East Bank of Bayou Lafourche, in what was formerly known as the North Thibodaux Addition, and forming part of Block 13 of said addition; which said lot of ground begins at a point marked on the ground by an iron pipe imbedded in cement at or near the southeast corner of Block 13 of said North Thibodaux Addition, which is at or near the northwest corner of the intersection of said St. Patrick Highway and North Seventh Street; and from said point runs westerly along the northern line of North Seventh Street a distance of 221.2 feet to a point in the south line of Block 13 aforesaid also marked by an iron pipe imbedded in cement; thence northerly parallel with St. Patrick Highway a distance of 102.3 feet to a point marked by another iron pipe also imbedded in cement; thence easterly a distance of 216 feet to a point in the west line of said highway also marked by an iron pipe imbedded in cement; and thence southerly along the west line of said highway a distance of 83.9 feet to a point of beginning. The property herein sold comprises Lots 13, 14 and 15, parts of Lots 9., 10, 11 and 12, part of Lot 6, and a small part of Lot 16 of said block; and as a whole is bounded northerly and westerly by remainder of property of vendor, southerly by North Seventh Street, and east by St. Patrick Highway; and together with said property the ice factory and all other improvements thereon situated.

              The ice factory and other improvements were acquired by Louisiana Public Utilities Co., Inc., on July 1, 1943, by act of sale recorded in Conveyance Book No. 111 and Mortgage Book ZZ-8, under entry No. BE-64366, records of Lafourche parish.

              Parcel 22. Property in the City of Lafayette, Parish of Lafayette, described as that portion of land in the City of Lafayette that is bounded on the Northwest by the Morgan's Louisiana & Texas R. & S. Co.'s right-of-way, on the South by Wye track that connects the Alexandria Branch main track and main line of Louisiana Western R. on the Northeast by the South right-of-way line of the Alexandria Branch, on the South by the North right-of-way line of the Louisiana Western R., on the West by the East edge of the extension of Green Street, the above described real estate being more fully described as follows:
         Beginning at a point "D" said point being the intersection of the North right-of-way line of the Louisiana Western R. and the South right-of-way line of the Alexandria Branch, turning an angle of Fifteen Degrees (15(degree)) from the Alexandria Branch right-of-way from North to West and running a Three Degrees (3(degree)) curve in the northwesterly direction along the North right-of-way of Louisiana Western R. a distance of Seven Hundred Fifty-four (754) feet to a point "C"; thence turn tangent to curve at this point "C"; and turn an angle of One Hundred Thirty-six Degrees Forty Minutes (136(degree) 40') from right to left and run on this line which is the East side of Green Street produced a distance of Two Hundred Fifty-three (253) feet to the point "B"; thence turn angle from right to left of One Hundred Fifteen Degrees (1150) which will be a tangent to a Twelve Degree (12(degree)) curve at point "B"; thence run a Twelve Degree (12(degree)) curve in a northerly direction from this tangent for a distance of Four Hundred Fifty (450) feet to point "A", this line being the present East right-of-way line of the Alexandria Branch of Morgan's Louisiana & Texas R. & S. Co.'s Wye track which connects the Alexandria Branch with the Louisiana Western

         R.; thence turn tangent to a Twelve Degree (12(degree)) curve at point "A" and measure an angle of Eighteen Degrees Fifteen Minutes (18(degree) 15') to the left from said tangent and run a distance of Twelve Hundred Thirty (1230) feet along the south right-of-way of the Alexandria Branch to a point "D" which is the place of beginning and containing four and three-quarters acres.

              Being the same property as that acquired by Louisiana Public Utilities Co., Inc. from Samuel R. Morgan by act before William P. Mills, Notary Public, dated May 11, 1926, registered in the conveyance records of Lafayette Parish in Book V-7, folio 251; less and except that certain parcel of 1.25 acres (more or less) sold by Louisiana Public Utilities Co. to Patrick E. Mouton on May 2, 1946, by deed of record under entry No. 190,492, records of Lafayette Parish, Louisiana, said excepted tract being described as follows:

              Beginning at a point where a line 151 feet southerly from and parallel to the south side of the Louisiana Public Utilities Co., Inc. Ice Plant building joins Morgan's Louisiana & Texas Railroad & S. S. Co. right of way (the location of said line being marked by concrete posts set therein at points 151' southerly from and opposite the eastern and western ends of the south side of said Ice Plant building); thence running easterly along said line to the center line of the railroad yard track located on the property of Louisiana Public Utilities Co., Inc., thence turning southerly 90 degrees and running a distance of 75.0 feet, thence turning easterly 90 degrees and measuring the full distance to the easterly line of the parcel acquired as aforesaid by act of record in Conv. Book V-7, at page 251, thence south along the easterly boundary of said property to the north right of way line of Louisiana Western Railroad and running a three-degree (3(degree)) curve in a northwesterly direction along the north right of way of La. Western Railroad to point of beginning.

              There is located on said Parcel 22 above described an ice plant.

              Parcel 23. Real estate in the Town of Abbeville, Parish of Vermilion, described as Six and Seventy-four One-hundredths (6.74) acres of land more or less, and being a portion of irregular Section Fifty-two (52) Township Twelve (12) South, Range Three (3) East and designated as Lot One (1) of the Partition in re Succession of C. T. Guidry Sr. as per process verbal of sale recorded in Book 27, page 258 of conveyances, and bounded as follows:
         On the North by the Public Road; on the South by Bayou Vermilion; on the East by Bayou Vermilion; on the West by the property now or formerly of the heirs of Anthony LeBlanc, subject, however, to an outstanding royalty of one-thirty-second (1/32) of all oil, gas or other minerals except sulphur produced from said land and a royalty of 12 1/2(cent) per long ton for all sulphur produced from said land.

              Being the same property as that acquired by the Louisiana Public Utilities Co., Inc. from Dr. Amable A. Comeaux by Act passed before A.
         O. Landry, Notary Public, Vermilion Parish, dated September 30, 1940, recorded in the conveyance records of Vermilion Parish, Book 151, folio 55.

              There is located on said parcel 23 above described an ice storage plant.

              Parcel 24. A certain tract of land situated within the corporate limits of the Village of Delcambre, Parish of Iberia, fronting on the right of way of the Texas and New Orleans Branch Railway and extending south 200 feet from said Railway right of way, and bounded on the north by the right of way of the Texas and New Orleans Branch Railway, on the east by the Delcambre Canal, on the south by the property of Cypremont Sugar Company, Inc., and on the west by the property of Mrs. Lawrence
         D. Belair, being the same property acquired by Louisiana Public Utilities Co., Inc. from Cypremont Sugar Company, Inc. under date of September 22, 1944.

              There is located on said tract an ice plant.

              Parcel 25. A certain lot of ground in the City of Natchitoches, La., on the East side of Boyd Street, measuring 295 feet on said Boyd Street, and measuring 300 feet on and parallel with the right of way of the Texas and Pacific Railway Company, measuring 60 feet 7 inches on Bossier St., and 220 feet on its south boundary extending from Boyd Street to the right of way of the Texas and Pacific Railway Company, and bounded on the North by Bossier St., on the South by property of H.
         A. Cooke, on the East by right of way of the Texas & Pacific Rail. way and on the West by Boyd St.;

              Being the lot acquired by Gulf Public Service Company from C. A. Tooke et at., under act of sale of date June 30th, 1927, and of record in Book 159 of Conveyances, Page 431 et seq., Ent. No. 58,098, of date July 1st, 1927, Natchitoches Parish, Louisiana.

              There is located on Parcel 25 above described an ice plant.

              Parcel 26. That certain lot or tract of land situated within the corporate limits of the City of Opelousas, Louisiana, and being bounded on the North by Grolee Street, on the West by Opelousas Gulf & N. E. R. R., on the South by Cotton Companies Co., East by Cotton Companies Co.

              Being the same property acquired by Gulf Public Service Company from A. Moresi and wife, under authentic act of sale dated May 11th, 1926, and recorded in Book N-5 of Conveyances, Page 118, Ent. No. 105419, of date May 21st, 1926, Clerk's Office, St. Landry Parish, Louisiana. There is located on Parcel 26 above described an ice plant.

              Parcel 27. Six (6) certain lots or parcels of land, situated in the Alfred Bacciochi Addition to the Town of Eunice, St. Landry Parish, La., having a frontage of two hundred and ninety-three and 5/100 (293.05) feet upon First Street, by a depth of one hundred (100) feet running east between parallel lines to the right of way of the Louisiana Western (Southern Pacific) Railroad Company, bounded on the North by strip of land hereinafter described, South by right of way of the Gulf Coast Lines Railroad (formerly N. 0. T. & N. R. R.), on the East by the right of way of the Louisiana Western (Southern Pacific) Railroad Company and on the West by First Street.

              Also a strip of land Twenty-three (23) feet in width North and South by a depth of one hundred (100) feet East and West, bounded North by what is known as the Haas Addition to said Town of Eunice, South by lot No. 25 of Block No. 14 of the Alfred Bacciochi Addition to the Town of Eunice, East by right of way of Louisiana Western (Southern Pacific) Railroad Company, and West by First Street.

              The above described lots and strip of land are situated in the Northeast quarter of Southeast quarter of Section 23, Township 6, South Range 1 West.

              Being the same property acquired by Gulf Public Service Company from Andrew Moresi and Alf. A. Moresi, under an authentic act of sale dated May 14, 1926, of record in Book N-5 of Conveyances, Page 83, Ent. No. 105,358, of date May 14, 1926, Clerk's Office, St. Landry Parish, La.

              There is located on Parcel 27 above described an ice plant.

              Parcel 28. A certain lot or parcel of ground situated within the corporate limits of the Town of Jeanerette, Parish of Iberia, State of Louisiana, beginning at a point 233 feet north 39 degrees 16' east from the point of intersection of the northeast side property line of Main Street and the southeast property line of Cooper Street; thence south 48 degrees 45' east 195.5 feet; thence north 46 degrees 20' east 272 feet; thence south 48 degrees 45' east 85 feet; thence south 32 degrees 361 west 120 feet; thence south 48 degrees 45' east, 257.4 feet; thence north 32 degrees 36' east 300 feet to Bayou Teche; thence running along Bayou Teche for a distance of 470 feet more or less to the intersection of the property lines of Gulf Public Service Company and Consolidated Company, Inc.; thence south 39 degrees 16' west 297.5 feet; thence north 48 degrees 45' west 81 feet to the property line of Cooper Street; thence along Cooper Street south 39 degrees 16' west 155 feet to point of beginning; being the property acquired by Gulf Public Service Company partly by act of purchase from Louisiana Public Service Company, Inc., dated December 8, 1925, recorded in Conveyance Book 105 at Folio 148, under Entry No. 39956 of the records of Iberia Parish, Louisiana, and partly by act of purchase from A. P. Moresi, dated May 17th, 1926, recorded in Conveyance Book 107, at Folio 159, under Entry No. 40904 of the records of Iberia Parish, Louisiana.

              There is located on Parcel 28 above described an ice and bottling plant and warehouse.

              Said parcels numbered I to 28, inclusive, having been acquired by the Company from Gulf Public Service Co., Inc.

              Parcel 29. (a) A parcel of land containing 24.04 acres in the West Half of the Southwest Quarter of Section 7, Township 4 North, Range I East, Rapides Parish, Louisiana, and being more particularly described as follows: Begin at the Southwest corner of said Section 7 and run thence North 89(degree) 50' East along the South line of said Section
         549.76 feet to establish a point of beginning; from said point of beginning as thus established run thence North 89(degree) 50' East along the South line of said Section 7 a distance of 778.5 feet to the Southeast corner of the property herein described; thence run North 0(degree) 12' East 1332 feet to the South line of Holloway Prairie Road right of way; thence run North 88' 15' West along the South line of said right of way a distance of 779 feet; thence run South 0(degree) 12' West 1358.1 feet back to the point of beginning as hereinabove established;

              (b) A lot of unimproved ground situated in the West Half of the Southwest Quarter of Section 7, Township 4 North, Range I East, Rapides Parish, Louisiana, containing .04 acres and being more particularly described as follows: Start at the Southwest corner of said Section 7 and run thence North 89(degree) 50' East along the South line of said
         Section 549.76 feet; thence run North 0(degree) 12' East 1474.5 feet, more or less, to a point 16.4 feet North of the right of way of the Holloway Prairie Road to establish a point of beginning. From the point of beginning as thus established run thence South 0(degree) 12' West
         16.4 feet to the North line of the right of way of the Holloway Prairie Road; thence East along the North line of said right of way a distance of 110 feet to the West line of a 37 foot road sometimes designated as Jones Street; thence North 0(degree) 12' East along the West line of said Jones Street a distance of 15.8 feet; thence run Westerly back to the point of beginning;

              All as is more fully shown by plat of survey made by Irion Lafargue, Registered Surveyor, on January 17, 1951, attached to and made part of original instrument No. 356569 of the records of the office of the Recorder of Rapides Parish Louisiana;

              Being that property acquired by Central Louisiana Electric Company, Inc. from the Most Reverend Charles P. Greco, individually and as Bishop of the Roman Catholic Diocese of Alexandria, La., by deed dated August 10, 1951, recorded in Conveyance Book 416, page 428, Filing No. 356569, records of Rapides Parish, Louisiana.

         (b) All machinery, equipment, fixtures, supplies and materials now used or hereafter acquired for use in connection with the ice and cold storage, ice cream, dairy, and/or soft drink bottling business of the Company.

         (c) All motor vehicles now used or hereafter acquired for use in connection with the ice and cold storage, ice cream, dairy, and/or soft drink bottling business of the Company, together with all tires, spare parts, materials and supplies appertaining thereto.

         (d) All machinery, equipment, fixtures, supplies and materials, now owned or hereafter acquired, not used by or useful to the Company in its business as an electric, gas or water company or as an electric, gas or water utility, not located on any parcel of real estate now owned or hereafter acquired, referred to as being subject to the lien of the Indenture.

         (e) All additions, improvements, betterments, extensions and replacements now or hereafter made to or acquired for or in connection with the property set forth in paragraphs (a), (b), (c) and (d) above.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust hereby created and its and their assigns forever;

         SUBJECT, HOWEVER, to existing leases, to easements and other rights of way for pole lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens securing indebtedness which has neither been assumed by the Company nor upon which it customarily pays interest charges, existing solely upon real property, or rights in and relating thereto, which real property or rights have been or may be acquired for right-of-way purposes, to liens of taxes and assessments for the current year and taxes and assessments not yet due, to alleys, streets and highways that may run across or encroach upon said lands, and to liens, if any incidental to construction; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition within the restrictions contained in the Indenture; and subject also to other liens and encumbrances of the character defined in the Indenture as "permitted liens" insofar as the same may attach to any of the property embraced herein;

         IN TRUST NEVERTHELESS, upon the terms and trusts herein and in the Original Indenture set forth; this first Supplemental Indenture being made for the purpose, inter alia, of subjecting the real estate and premises and other property above described (other than property excluded above) to the lien and operation of the Indenture, so that the same shall be held specifically by the Trustee under and subject to the terms and conditions of the Indenture in identically the same manner and for the same trusts, uses and purposes, aa though the said real estate and premises and other property had been specifically described in the Original Indenture;

         PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and interest on all said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted by the Indenture, for the payment thereof by depositiug with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable under the Indenture by it, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

         IT IS HEREBY FURTHER COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, for the benefit of those who shall hold said bonds and coupons or any of them, as follows:

                                   ARTICLE I.

              DESCRIPTION OF BONDS OF SERIES B AND BONDS OF SERIES C.

         SECTION 1.1. The second series of bonds to be issued under the Indenture and secured thereby is hereby created, which shall be designated, and distinguished from the bonds of all other series, by the title "First Mortgage Bonds, Series B, 3 3/4%", elsewhere herein referred to as the "bonds of Series B".

         The aggregate principal amount of the bonds of Series B is not limited except as provided in the Indenture.

         The bonds of Series B shall be dated, and shall bear interest from, October 1, 1951, except as provided in Section 2.03 of the Indenture with respect to registered bonds without coupons, and shall be due October 1, 1976, and shall bear interest at the rate of three and three-fourths per centum (3 3/4%) per annum, payable semi-annually on the first day of April and the first day of October in each year, until maturity, and at the highest rate of interest borne by any of the bonds outstanding under the Indenture from such date of maturity until the obligation of the Company with respect to payment of the principal thereof shall have been discharged. The principal of and the premium (if any) and the interest on the bonds of Series B shall be payable at the office or agency of the Company in the City of New Orleans, Louisiana, in such coin or currency of the United States of America as, at the time of payment, shall be legal tender for public and private debts.

         The bonds of Series B shall be redeemable, either at the option of the Company or pursuant to any provision of the Indenture requiring such redemption, either as a whole or in part f rom time to time, at any time prior to maturity, upon notice published as provided in Section 8.02 of the Indenture, at least once in each of four (4) successive calendar weeks upon any business day of each such calendar week, the first publication to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (or upon mailing of such notice of redemption as provided in the first paragraph of Section 8.02 of the Indenture in the event such paragraph shall be applicable). If redeemed by the application of moneys in the Sinking and Improvement Fund for bonds of Series B provided for in Article 11 of this Supplemental Indenture or moneys in the Depreciation Fund provided for in Section 5.07 of the Indenture, or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereby by any municipal corporation or other governmental subdivision or governmental body or public authority, the Bonds of Series B are redeemable at the redemption price at the time applicable specified in Column A of the schedule contained in the form of coupon bond of Series B set forth in the recitals hereof, together with interest accrued to the date fixed for redemption. If redeemed otherwise than by the application of such moneys, the bonds of Series B are redeemable at the redemption price at the time applicable specified in Column B of said schedule, together with interest accrued to the date fixed for redemption.

         Coupon bonds of Series B shall be issuable in the denomination of $1,000 and shall be registerable as to principal. Registered bonds without coupons of Series B shall be issuable in denominations of $1,000 and any multiple of $1,000. Bonds of Series B shall be interchangeable at the option of the holders thereof, in like aggregate principal amounts, coupon bonds for registered bonds without coupons, registered bonds without coupons for coupon bonds and the several denominations of registered bonds without coupons.

         SECTION 1.2. The third series of bonds to be issued under the Indenture and secured thereby is hereby created, which shall be designated, and distinguished from the bonds of all other series, by the title "First Mortgage Bonds, Series C, 3 3/4%", elsewhere herein referred to as the "bonds of Series C ".

         The aggregate principal amount of the bonds of Series C which may be authenticated and delivered is limited (except as provided in Sections 2.03, 2.04, 2.05, 2.06 or 2.07 of the Indenture in respect of exchanges and interchanges of bonds and except as provided in Section 2.08 of the Indenture in respect of the issue of bonds in substitution for mutilated, destroyed, lost or stolen bonds) to Nine Hundred and Sixty Thousand Dollars ($960,000).

         The bonds of Series C shall be dated, and shall bear interest from, October 1, 1951, except as provided in Section 2.03 of the Indenture with respect to registered bonds without coupons, and shall be due October 1, 1976, and shall bear interest at the rate of three and three-fourths per centum (3 3/4%) per annum, payable semi-annually on the first day of April and the first day of October in each year, until maturity, and at the highest rate of interest borne by any of the bonds outstanding under the Indenture from such date of maturity until the obligation of the Company with respect to payment of the principal thereof shall have been discharged. The principal of and the premium (if any) and the interest on the bonds of Series C shall be payable at the office or agency of the Company in the City of New Orleans, Louisiana, in such coin or currency of the United States of America as, at the time of payment, shall be legal tender for public and private debts.

         The bonds of Series C shall be redeemable, either at the option of the Company or pursuant to any provision of the Indenture requiring such redemption, either as a whole or in part from time to time, at any time prior to maturity, upon notice published as provided in Section 8.02 of the Indenture, at least once in each of four (4) successive calendar weeks upon any business day of each such calendar week, the first publication to be not less than (30) days and not more than sixty (60) days before such redemption date (or upon mailing of notice of redemption as provided in the first paragraph of Section 8.02 of the Indenture in the event such paragraph shall be applicable) . If redeemed by the application of moneys in the Sinking and Improvement Fund for bonds of Series C provided for in Article H of this Supplemental Indenture or moneys in the Depreciation Fund provided for in Section 5.07 of the Indenture, or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereby by any municipal corporation or other governmental subdivision or governmental body or public authority, the Bonds of Series C are redeemable at the principal amount thereof, together with interest accrued to the date fixed for redemption, without premium. If redeemed otherwise than by the application of such moneys, the bonds of Series C are redeemable at the redemption price at the time applicable specified in the schedule contained in the form of coupon bond of Series C set forth in the recitals hereof, together with interest accrued to the date fixed for redemption.

         Coupon bonds of Series C shall be issuable in the denomination of $1,000 and shall be registerable as to principal. Registered bonds without coupons of Series C shall be issuable in denominations of $1,000 and any multiple of $1,000. Bonds of Series C shall be interchangeable at the option of the holders thereof, in like aggregate principal amounts, coupon bonds for registered bonds without coupons, registered bonds without coupons for coupon bonds and the several denominations of registered bonds without coupons.

                                   ARTICLE II.

                    SINKING AND IMPROVEMENT FUND FOR BONDS OF
                         SERIES B AND BONDS OF SERIES C.

         SECTION 2.1. The Company covenants and agrees that it will on or before the first day of October, 1952, and annually thereafter on or before the first day of October in each year to and including the first day of October, 1975, as long as any of the Bonds of Series B issued hereunder shall be outstanding, pay to the Trustee as and for a Sinking and Improvement Fund for the bonds of Series B an amount in cash equal to two per centum (2%) of the greatest principal amount of bonds of Series B at any one time outstanding under the Indenture;

provided, however, that the amount of cash payable to the Trustee on any such date pursuant to the provisions of this Section shall be reduced by an amount equal to the sum of the following credits:

              (a) The aggregate principal amount, or the cost thereof (exclusive of accrued interest) to the Company, whichever shall be the lesser, of bonds of Series B which the Company shall deliver to the Trustee for that purpose; and

              (b) An amount equal to sixty per centum (60%) of the amount of bondable value of property additions which the Company shall elect to make the basis of a credit against such payment, but the amount of the credit which may be taken by the Company in any year under this paragraph (b) shall not exceed one-half (1/2) of the total cash required to be paid to the Trustee pursuant to the provisions of this Section and provided, further, that any credits taken pursuant to this paragraph (b) and pursuant to paragraph (b) of Section 2.2 shall be in the same proportion to the total cash payments required to be made to the Trustee, with respect to the first day of October of the particular year, pursuant to Section 2.1 and Section 2.2 respectively.

         In the event that the Company shall elect to take credit against any such payment pursuant to the provisions of the foregoing paragraph (a) of this Section, the Company shall deliver to the Trustee an officers' certificate complying with the provisions of Section 3.01 of the Indenture and stating that
(i) the bond or bonds so delivered to the Trustee on account of any sinking and improvement fund payment have previously been disposed of by the Company for value, otherwise than merely by way of pledge, and subsequently purchased by the Company at the times and cost (exclusive of accrued interest) therein specified, and (ii) such bonds have not theretofore been made the basis for the authentication and delivery of bonds or the withdrawal, use or application of cash under any provisions of the Indenture or for a credit pursuant to Section
5.07 of the Indenture or this Section 2.1. In the event that the Company shall elect to take credit against any such payment pursuant to the provisions of the foregoing paragraph (b) of this Section, the Company shall deliver to the Trustee an officers' certificate of bondable value of property additions meeting the requirements of subsection (B) of Section 1.06 of the Indenture, accompanied by the instruments required by subsection (C) of Section 1.06 thereof.

         All cash paid to the Trustee pursuant to the provisions of this Section shall, to the extent practicable, be applied promptly by the Trustee to the purchase of bonds of Series B in accordance with the provisions of Section 8.06 of the Indenture, or, at the option of the Company, shall, be applied promptly to the redemption of bonds of Series B. If any such moneys shall remain in the hands of the Trustee for more than three (3) months after the receipt thereof by the Trustee, all of such moneys, to the extent that they are sufficient (exclusive of premium and accrued interest) to redeem bonds in an aggregate principal amount which shall be a multiple of $1,000, shall be applied by the Trustee in accordance with the provisions of Article VIII of the Indenture to the redemption of bonds of Series B on such date, not later than the next succeeding interest payment date, as shall be fixed by the Trustee; and for such purpose the Trustee may publish notice of redemption in the name of the Company or its own name as Trustee. No moneys shall be applied as provided in this paragraph if any default in the payment of interest on any of the bonds of Series B shall have occurred and be continuing or if any of the completed defaults specified in Section 10.01 of the Indenture shall have occurred and be continuing.

         SECTION 2.2. The Company covenants and agrees that it will on or before the first day of October, 1952, and annually thereafter on or before the first day of October in each year to and including the first day of October, 1975, as long as any of the bonds of Series C issued hereunder shall be outstanding, pay to the Trustee as and for a Sinking and Improvement Fund for the bonds of Series C an amount in cash equal to two per centum (2%) of the greatest principal amount of bonds of Series C at any one time outstanding under the Indenture; provided, however, that the amount of cash payable to the Trustee on any such date pursuant to the provisions of this Section shall be reduced by an amount equal to the sum of the following credits:

              (a) The aggregate principal amount, or the cost thereof (exclusive of accrued interest) to the Company, whichever shall be the lesser, of bonds of Series C which the Company shall deliver to the Trustee for that purpose; and

              (b) An amount equal to sixty per centum (60%) of the amount of bondable value of property additions which the Company shall elect to make the basis of a credit against such payment; but the amount of the credit which may be taken by the Company in any year under this paragraph (b) shall not exceed one-half (1/2) of the total cash required to be paid to the Trustee pursuant to the provisions of this Section and provided, further, that any credits taken pursuant to this paragraph (b) and pursuant to paragraph (b) of Section 2.1 shall be in the same proportion to the total cash payments required to be made to the Trustee, with respect to the first day of October of the particular year, pursuant to Section 2.1 and Section 2.2 respectively.

         In the event that the Company shall elect to take credit against any such payment pursuant to the provisions of the foregoing paragraph (a) of this Section, the Company shall deliver to the Trustee an officers' certificate complying with the provisions of Section 3.01 of the Indenture and stating that
(i) the bond or bonds so delivered to the Trustee on account of any sinking and improvement fund payment have previously been disposed of by the Company for value, otherwise than merely by way of pledge, and subsequently purchased by the Company at the times and cost (exclusive of accrued interest) therein specified, and (ii) such bonds have not theretofore been made the basis for the authentication and delivery of bonds or the withdrawal, use or application of cash under any provisions of the Indenture or for a credit pursuant to Section
5.07 of the Indenture or this Section 2.2. In the event that the Company shall elect to take credit against any such payment pursuant to the provisions of the foregoing paragraph (b) of this Section, the Company shall deliver to the Trustee an officers' certificate of bondable value of property additions meeting the requirements of subsection (B) of Section 1.06 of the Indenture, accompanied by the instruments required by subsection (C) of Section 1.06 thereof.

         All cash paid to the Trustee pursuant to the provisions of this Section shall, to the extent practicable, be applied promptly by the Trustee to the purchase of bonds of Series C in accordance with the provisions of Section 8.06 of the Indenture, or, at the option of the Company, shall be applied promptly to the redemption of bonds of Series C. If any such moneys shall remain in the hands of the Trust tee for more than three (3) months after the receipt thereof by the Trustee, all of such moneys, to the extent that they are sufficient

(exclusive of premium and accrued interest) to redeem bonds in an aggregate principal amount which shall be a multiple of $1,000, shall be applied by the Trustee in accordance with the provisions of Article VIII of the Indenture to the redemption of bonds of Series C on such date, not later than the next succeeding interest payment date, as shall be fixed by the Trustee; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee. No moneys shall be applied as provided in this paragraph if any default in the payment of interest on any of the bonds of Series C shall have occurred and be continuing or if any of the completed defaults specified in Section 10.01 of the Indenture shall have occurred and be continuing.

         SECTION 2.3. All bonds of Series B or Series C delivered to the Trustee, or purchased or redeemed, pursuant to the provisions of this Article, shall be forthwith cancelled by the Trustee, and such bonds shall not be reissued.

         SECTION 2.4. The Company further covenants to pay to the Trustee, on demand, the compensation of the Trustee in administering the sinking and improvement funds as provided in this Article II, together with the Trustee's expenses, including cost of advertisement of redemption notices and any other advertisements and other lawful charges, if any, and any accrued interest and premium paid or payable with respect to any such bonds of Series B and of Series C purchased or redeemed as provided for in this Article II, it being intended that the aforesaid compensation, expenses, charges, accrued interest and premium shall not be charged against sinking and improvement fund moneys.

                                  ARTICLE III.

                        AMENDMENTS OF ORIGINAL INDENTURE.

         SECTION 3.1. The second paragraph of the definition of "property additions" in Section 1.03 of the Original Indenture is hereby amended by changing "(viii)" to "(ix)" and inserting after the word "Louisiana" in the twenty-fourth line of said paragraph, the following clause, "; (viii) any natural gas wells or works or property used in the production of natural gas as distinguished from its transmission".

         SECTION 3.2. The word "matured" in the fourth line of the second paragraph of Section 2.07 of the Original Indenture is hereby amended to read "unmatured".

         SECTION 3.3. The word "second" in the ninth line of the fourth paragraph of Section 2.10 of the Original Indenture is hereby amended to read "first".

         SECTION 3.4. Section 4.04 of the Original Indenture is hereby amended by inserting after the words "Section 6.01 hereof" in the last line of the first paragraph of Section 4.04 and in subdivision (iii) of subparagraph (b) of
Section 4.04, the words "or under any sinking and improvement fund or other purchase or similar fund which may be created pursuant to the provisions of any indenture supplemental to the Indenture".

         SECTION 3.5. Section 5.07 of the Original Indenture is hereby amended by inserting after the words "property additions" in the third line of the second paragraph of said Section and in the first line of paragraph (4) of said Section, the following:

         "(except property additions the bondable value of which has previously been made the basis for the authentication and delivery of bonds or the withdrawal of cash hereunder and except property additions acquired by merger, consolidation or dissolution and except any property included in property additions which within six months prior to the date of acquisition thereof by the Company was used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company)".

         SECTION 3.6. Section 5.10 of the Original Indenture is hereby amended by inserting the following paragraph at the end thereof:

              "That promptly after the acquisition by the Company hereafter of any parcel of real estate or other item of property of the character described in the granting clauses hereof as subject to the lien hereof and having a cost to the Company of Ten Thousand Dollars ($10,000) or more, it will execute and deliver to the Trustee and cause to be recorded, registered and filed, in such manner and in such places as may be required by law in order fully to preserve and protect the security of the bondholders and all rights of the Trustee hereunder, a supplemental indenture appropriately describing and conveying to the Trustee such parcel of real estate or other item of property; and that if during 1952 or any calendar year thereafter the Company shall have acquired properties of the character mortgaged or intended to be mortgaged hereby, not theretofore included in any such supplemental indenture and having an aggregate cost to the Company of Twenty Thousand Dollars ($20,000) or more, it will promptly after the end of such year execute and deliver to the Trustee and cause to be so recorded, registered and/or filed a supplemental indenture appropriately describing and conveying to the Trustee such properties; provided, however, that in lieu of executing and delivering any supplemental indenture pursuant to the provisions of this paragraph, the Company may deliver to the Trustee an opinion of counsel that no such supplemental indenture is required in order to preserve and protect the security of the bondholders and all rights of the Trustee hereunder in respect of any such parcel of real estate or other properties. Upon the delivery of any supplemental indenture pursuant to the provisions of this Section, the Company shall deliver to the Trustee an opinion of counsel complying with the provisions of Section 3.01 hereof and stating that such supplemental indenture is in conformity with the requirements of this Section.

         SECTION 3.7. The second line of Section 5.20 of the Original Indenture is hereby amended by inserting after the words "Series A", the words "or Series B or Series C".

         SECTION 3.8. Section 5.20 of the Original Indenture is hereby amended by inserting in the last line after the word "acquisition", the following:

         ";provided that for the purposes of this Section no credits shall be made to such earned surplus accumulated after December 31, 1949, on account of premiums received by the Company on bonds issued hereunder except (I) in pro rata annual amounts as such premiums are amortized over the life of such bonds, or (ii) upon the redemption of such bonds prior to their maturity".

         SECTION 3.9. The first paragraph of Section 8.02 and the second paragraph of Section 15.01 of the Original Indenture are hereby amended by inserting before the words "in the City of New Orleans", in said paragraphs, the words "in the Borough of Manhattan, The City of New York, New York, and in a similar newspaper".

         SECTION 3.10. The covenant of the Company in Section 5.15 of the Original Indenture shall not apply to the acquisition by the Company of the properties formerly owned by Gulf Public Service Co., Inc., subject to the lien of the Indenture of Mortgage of said Gulf Company dated October 1, 1946 securing $5,804,000 principal amount of presently outstanding bonds, as a result of the merger of said Gulf Company with and into the Company hereinbefore referred to in the granting clauses of this First Supplemental Indenture, provided that said Indenture of Gulf Public Service Co., Inc. shall be satisfied and released and all bonds outstanding thereunder shall be cancelled and discharged, within 15 days from the effective date of said merger, and provided further that the effective date of said merger shall be prior to December 15, 1951, all as evidenced to the Trustee by an Officers' Certificate filed with the Trustee; and otherwise the terms of said Section 5.15 shall be deemed to be and to have been at all times in full force and effect without any modification thereof.

         SECTION 3.11. The covenant of the Company in the last paragraph of
Section 17.02 of the Original Indenture shall not apply with respect to the execution of this First Supplemental Indenture.

         SECTION 3.12. The following Sections shall be inserted at the end of
Article V of the Original Indenture:

                   "SECTION 5.24. The Company covenants and agrees that at no time shall the value of the properties of the Company and subsidiaries used or useful by or to the Company and subsidiaries for any business other than in connection with the electric, gas or water business or as an electric, gas or water utility, exceed 9% of the then value of the properties of the Company subject to the lien of the Indenture and used or useful by or to it in connection with its business as an electric, gas or water company or as an electric, gas or water utility. Such value shall be as stated on the books of the Company and of subsidiaries in the plant, property and equipment accounts and construction work in progress account or similar accounts, after deduction of reserves for renewals, replacements, and retirements (or depreciation) as stated on such books. As used in this Section, the term 'subsidiaries' means any corporation of which the Company or one or more subsidiaries own or control, directly or indirectly, 50% or more of the outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors in such corporation.

              SECTION 5.25. The Company covenants and agrees that if any parcel of land excepted from the lien of the Indenture shall at any time become used or useful by or to the Company in connection with its business as an electric, gas or water company or as an electric, gas or water utility, the same shall thereupon be and become a part of the mortgaged and pledged property, subject to the lien of the Indenture, and the Company will immediately execute, deliver and cause to be recorded a supplemental indenture subjecting the same to the lien of the Indenture."

         SECTION 3.13. Reference is hereby made to certain additions to and amendments of the "Saving and Excepting" clauses of the Original Indenture, as hereinbefore get forth.

                                   ARTICLE IV.

                   STAMPING AND REVISION OF BONDS OF SERIES A.

         SECTION 4.1. The bonds of Series A now outstanding and all bonds of Series A hereafter issued shall (unless revised as hereinafter provided) be stamped or typewritten with a notation as follows:

         "The Indenture dated as of July 1, 1950 referred to in this bond has been amended by a First Supplemental Indenture dated as of October 1, 1951, executed and delivered with the consent of the holders of all of the bonds at the time outstanding under the Indenture, providing, inter alia, for the amendment of certain provisions of the Indenture and the release by the Trustee of certain parcels of land from the lien of the Indenture, a copy of which First Supplemental Indenture is on file with The National Bank of Commerce in New Orleans, Trustee under the Indenture, to which reference is hereby made.

                                                  THE NATIONAL BANK OF COMMERCE
                                                    IN NEW ORLEANS, TRUSTEE."

         All outstanding bonds of Series A, and additional bonds of Series A prior to their issuance, shall be stamped or typewritten with the above notation as aforesaid.

         SECTION 4.2. Any bonds of Series A at any time hereafter issued shall, if the Company so elects or if the holder of such bond so requests in writing, be in such revised form as may be approved by the Trustee so as to refer to this First Supplemental Indenture and the amendments of the Original Indenture hereby effected.

                                   ARTICLE V.

                                 MISCELLANEOUS.

         SECTION 5.1. The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Original Indenture and in this First Supplemental Indenture as presently mortgaged and pledged thereunder, subject to the exceptions stated therein and except property which has been released from the lien of the Indenture in accordance with its terms, and upon the initial issue of bonds of Series B and of Series C thereunder such real estate, franchises and other property will be free and clear of any lien prior to or on a parity with the lien of the Indenture except as set forth in the granting clauses of the Indenture and except permitted liens as therein defined, and the Company has good right and lawful authority to mortgage and pledge the same as provided in and by the Original Indenture and this First Supplemental Indenture.

         SECTION 5.2. As supplemented and amended by this First Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and said Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 5.3. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture, other than as set forth in the Original Indenture, and this First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Original Indenture, as fully as if said terms and conditions were herein set forth at length.

         SECTION 5.4. This First Supplemental Indenture shall be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 5.5. This First Supplemental Indenture has been dated as of October 1, 1951 solely for convenience in fixing interest periods. The date of actual execution hereof by each of the parties hereto is the date shown by the acknowledgment of execution hereof by its officers.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC., has caused this instrument to be signed in its corporate name by its President or one of its Vice-Presidents and sealed with the corporate seal attested by its Secretary or one of its Assistant Secretaries and The National Bank of Commerce in New Orleans to evidence its acceptance of the trust hereby created has caused this instrument to be signed in its corporate name by one of its Vice-Presidents and sealed by its corporate seal attested by one of its Assistant Cashiers, all as of the day and year first above written.

                                        CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                                            By
                                                               T. M. HAUER
    [SEAL]                                                       Vice-President.

Attest:
    T. P. STREET
                 Secretary.

    Signed, sealed, acknowledged
and delivered by THE NATIONAL BANK
OF COMMERCE IN NEW ORLEANS in the
presence of:
    H. S. FORD
    J. R. FLAD

                                        THE NATIONAL BANK OF COMMERCE IN NEW
                                                       ORLEANS,
                                            By
                                                          F. C. DOYLE
    [SEAL]                                             Vice-President.

Attest:
    F. PINOGES
          Assistant Cashier.

    Signed, sealed, acknowledged
and delivered by THE NATIONAL
BANK OF COMMERCE
IN NEW ORLEANS, in the presence
of:
    H. S. FORD
    J. R. FLAD

STATE OF LOUISIANA
PARISH OF ORLEANS

         BE IT KNOWN, That on this 3rd day of December, 1951, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared T. M. Hauer, a Vice-President and
T. P. Street, the Secretary of Central Louisiana Electric Company, Inc., the grantor in the foregoing instrument, to me personally known and known to me to be such officers, respectively, of such Company, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of the Company thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledged that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Company for the use's and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Company; that they know the seal of said Company; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Company by the order and authority of the Board of Directors of said Company; and that they signed their names thereto as such officers, respectively, of said Company by like authority.

         In Testimony Whereof, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of H. S. Ford and J. R. Flad, witnesses of lawful age and domicile, and of me, said Notary Public.

Witness:
     H. S. FORD                                   T. M. HAUER
     J. R. FLAD                                             Vice-President.

                                                  T. P. STREET
                                                                Secretary.

                                                  HARRY B. KELLEHER
     [SEAL)                                                  Notary Public.
            My Commission expires at death or on removal from Office.

STATE OF LOUISIANA
PARISH OF ORLEANS

         BE IT KNOWN, That on this 3rd day of December, 1951, before me the undersigned, a Notary Public in and for said Parish and State duly qualified and commissioned as such, personally appeared F. P. Doyle, the Vice-President, and
F. Pinoges the Assistant Cashier of The National Bank of Commerce in New Orleans, a national banking association, duly organized and existing under the laws of the United States of America, Trustee under the foregoing instrument, to me personally known and known to me to be such officers, respectively, of said Bank, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers respectively, and who subscribed the name of the said Bank thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledged that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Bank for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Bank; that they know the seal of said Bank; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Bank by the order and authority of the Board of Directors of said Bank; and that they signed their names thereto as such officers, respectively, of said Bank by like authority.

         In Testimony Whereof, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of H. S. Ford and J. R. Flad, witnesses of lawful age and domicile, and of me, said Notary Public.

Witness:
    H. S. FORD                                            F. C. DOYLE
    J. R. FLAD                                                  Vice-President.

                                                          F. PINOGES
                                                              Assistant Cashier.

                                                          HARRY B. KELLEHER
    [SEAL]                                                        Notary Public.
                                               My Commission expires at death.

THE STATE OF LOUISIANA,} ss.:
PARISH OF ORLEANS      }

         I, T. P. Street, Secretary of Central Louisiana Electric Company, Inc., a Louisiana corporation, do hereby certify that the following is a true and correct copy of a resolution of the Board of Directors of said corporation, unanimously adopted at a duly convened meeting of said Board of Directors held on the 20th day of November, 1951, at which meeting a quorum was present and acting throughout, as taken by me from the minutes of said meeting and compared by me with the original of said resolution recorded in said minutes:

         "RESOLVED, that the President or any Vice President, and the Secretary or any Assistant Secretary, of this Company, be and they hereby are authorized and directed to make and execute on behalf of this Company, to affix and attach the corporate seal of this Company to, and to acknowledge on behalf of this Company and deliver, a supplement dated as of October 1, 1951, to that certain Indenture of Mortgage dated as of July 1, 1950, executed by the Company to The National Bank of Commerce in New Orleans, as Trustee, in the form of the First Supplemental Indenture presented to this meeting, subject to such changes therein, whether of form or of substance, as may be approved by the officers executing the same, such approval to be conclusively evidenced by their execution thereof."

         IN WITNESS WHEREOF, I have hereto set my hand and caused the corporate seal of said Central Louisiana Electric Company, Inc. to be hereunto affixed, this 3rd day of December, 1951.

                                                                 T. P. STREET
         [SEAL]                                   Secretary of Central Louisiana
                                                        Electric Company, Inc.

         Recording data First Supplemental Indenture of Mortgage of Central Louisiana Electric Company, Inc. to The National Bank of Commerce in New Orleans, dated as of October 1, 1951.

AS SHOWN By THE RECORDERS' CERTIFICATES, THE FOREGOING FIRST SUPPLEMENTAL
   INDENTURE OF MORTGAGE IS DULY RECORDED IN THE FOLLOWING PARISHES IN THE STATE OF LOUISIANA:

                         Mortgage                            Registry
Parish                     Book              Folio            Number
------                   --------            -----           ---------
Acadia                        103             416              248737
Allen                          38             141              106833
Avoyelles               Special-M             199              141592
Beauregard                     52              59              106707
Calcasieu                     249              59              514592
DeSoto                         54             341              220630
Evangeline                     61             193              134713
Grant                   Special-3             459               14687
Iberia                      A-124             1ll               47704
Lafayette                    N-20               7              269023
Natchitoches                203-A             523              MA-936
Rapides                       330              44              359267
Red River                      40             149               78981
Sabine                         28             165              141767
St. Landry                    153              69              310683
St. Mary                      137             587               59890
St. Martin                     91             123               49208
St. Tammany                    95             313              100643
Vernon                        202             279              187563
Washington                    108            72-A                None
Webster                        83             355              121492